Exhibit 10.1

Portions of this exhibit that have been marked by [***] have been omitted because the Registrant has determined they are not material and is the type that the Registrant treats as private or confidential.
BROOKDALE SENIOR LIVING INC.
EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of October 1, 2025 (the “Effective Date”), by and between Brookdale Senior Living Inc., a Delaware corporation (the “Company”), and Nikolas W. Stengle (“Executive”). Where the context permits, references to “the Company” shall include the Company and any successor of the Company.

W I T N E S S E T H:

WHEREAS, Executive shall serve as the Company’s Chief Executive Officer commencing on October 6, 2025 (the “CEO Start Date”) and ending on the date that Executive’s employment terminates in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Company and Executive mutually desire to enter into this Agreement setting forth the terms and conditions of Executive’s employment with the Company.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, together with other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.SERVICES AND DUTIES.

(a)Position and Reporting; Location. Subject to Section 2 hereof, from and after the CEO Start Date, Executive shall, pursuant to the terms of this Agreement, be employed by the Company as the Chief Executive Officer (the “CEO”), and shall report directly to the Company’s Board of Directors (the “Board”). The principal location of Executive’s employment with the Company shall be at the Company’s offices in Brentwood, Tennessee, although Executive understands and agrees that Executive may be required to travel from time to time for business reasons.

(b)Duties and Responsibilities. During the “Term” (as defined below), Executive shall be a full-time employee of the Company and shall dedicate substantially all of Executive’s working time to the Company and shall have no other employment and no other business ventures which are undisclosed to the Company or which conflict with Executive’s duties under this Agreement. Executive shall have the duties, responsibilities, and authorities of persons in similar capacities in similarly sized companies that are not inconsistent with Executive’s position as CEO, together with such additional duties, responsibilities, and authorities commensurate and not inconsistent with Executive’s position as CEO, as may be assigned to Executive from time to time by the Board. Notwithstanding the foregoing, nothing herein shall prohibit Executive from (i) participating in trade associations or industry organizations which are related to the business of the Company or engaging in activities for charitable, civic or political organizations (including serving as a member of the board of such organization), (ii) engaging in personal investment activities for or personal legal affairs of Executive and Executive’s family that do not give rise to any conflicts of interest with the Company or its “Affiliates” (as defined below), or (iii) subject to the prior approval of the Chairman of the Board, which shall not be unreasonably withheld, serving as a member of the board of directors of any for-profit entity that does not give rise to any conflict of interests with the Company or its Affiliates, in each case so long as the activities in (i), (ii), and (iii) above do not interfere, individually or in the aggregate, with the performance of Executive’s duties hereunder.

(c)Board Service. Executive shall be appointed as a member of the Company’s Board effective as of the CEO Start Date. The Company shall nominate Executive for election to the Board at each time Executive’s term expires during the Term. Executive will not receive additional compensation for service on the Board during the Term.

2.    TERM. Executive’s employment under the terms and conditions of this Agreement shall commence on the CEO Start Date and shall expire on the third (3rd) anniversary of the CEO Start Date (the “Initial Term”). The term of Executive’s employment under this Agreement shall be automatically extended on each anniversary of the CEO Start Date commencing with the date of the scheduled expiration of the Initial Term for an additional one-year term (each, a “Renewal Term”). The Initial Term and any Renewal Term are collectively referred to herein as the “Term,” and the Term shall continue as described in the preceding sentence unless either Executive or the Company has given written notice (a “Notice of Non-Renewal”) to the other no less than ninety (90) days prior to the expiration of the Term that the Term shall not be so extended. Notwithstanding the above, the Term shall earlier expire immediately upon the termination of Executive’s employment pursuant to Section 5 hereof.

3.    COMPENSATION.

(a)    Base Salary. Effective as of the CEO Start Date, the Company shall pay Executive a base salary in the amount of nine hundred fifty thousand dollars ($950,000) per annum (the “Base Salary”), payable in such installments as the Company pays its similarly placed employees, subject to employee contributions to any health, welfare and/or retirement programs in which Executive is enrolled. Executive’s Base Salary shall be reviewed annually (with such first annual review to occur with respect to Base Salary effective as of January 1, 2027) and may be increased from time to time at the Board’s sole discretion, but in no event shall the Base Salary be reduced without Executive’s written approval.

(b)    Annual Bonus. In addition to the Base Salary, for each calendar year ending during the Term, Executive shall be eligible to receive a bonus (“Annual Bonus”), subject to the terms of the Company’s incentive compensation plan for senior executive officers as in effect from time to time (the “Bonus Plan”), with a target Annual Bonus of one hundred forty percent (140%) of the cumulative Base Salary paid to Executive during such calendar year. Provided Executive is employed as of December 31 of the applicable calendar year, the Annual Bonus in respect of such year shall be paid to Executive, in cash, no later than thirty (30) days following completion of the Company’s audit for the applicable year, which the Company shall endeavor in good faith to complete within three (3) months following the last day of such year; provided, however, that in no event shall the Annual Bonus be paid to Executive prior to January 1 or later than December 31 of the year following the year to which such Annual Bonus relates; provided, further, with respect to calendar year 2025, Executive’s Annual Bonus shall be pro-rated based on the CEO Start Date.

(c)    Sign-On Bonus. Executive shall be paid, in cash, a bonus in the amount of three hundred seventy thousand dollars ($370,000) (the “Sign-On Bonus”), to be paid on the first regularly scheduled payroll date in January 2026. If Executive voluntarily terminates employment with the Company without Good Reason prior to the first anniversary of the CEO Start Date, Executive will be required to reimburse the Company for the full amount of the Sign-On Bonus, within thirty (30) days of such termination.

(d)        Annual Long Term Incentive Compensation Awards. At least annually during the Term beginning in 2026 and beyond, the Compensation Committee of the Board shall consider Executive for a grant of long-term incentive awards at a level commensurate with Executive’s position, and in a form and on terms no less favorable than as provided to other senior executive officers of the Company (the “Annual Long Term Incentive Awards” and together with any other grant of long-term incentive award made to Executive, including the “Sign-On LTI Awards” (as defined below), the “LTI Awards”). Executive’s Annual Long Term Incentive Awards for 2026 will have an aggregate target grant value of four million six hundred fifty thousand dollars ($4,650,000) based on the closing price of the Company’s common stock on the date of grant (or the previous trading day if such date is not a trading day).

(e)        Sign-On LTI Awards. On or promptly following the CEO Start Date, Executive shall receive one-time grants under the Brookdale Senior Living 2024 Omnibus Incentive Plan, as amended and/or restated from time to time (the “Plan”), of (x) Company restricted stock units (the “2025 Pro-Rata LTI Awards” and, together with the 2025 Inducement Awards (as defined below), the “Sign-On LTI Awards”) with an aggregate target grant value of one million one hundred sixty two thousand five hundred dollars ($1,162,500) based on the closing price of the Company’s common stock on the date of grant (or the previous trading day if such date is not a trading day) and (y) Company restricted stock units (the “2025 Inducement Awards”) with an aggregate target grant value of two million dollars ($2,000,000) based on the closing price of the Company’s common stock on the date of grant (or the previous trading day if such date is not a trading day), as follows:

(i)Time-Based Restricted Stock Units. Company restricted stock units equal to forty percent (40%) of each of the 2025 Pro-Rata LTI Awards and the 2025 Inducement Awards, with such restricted stock units being eligible to vest ratably in three installments on the first three anniversaries of the date of grant, provided Executive is employed at each such vesting date by the Company. Such restricted stock unit awards shall be subject to, and governed by, the Plan and the applicable restricted stock unit award agreements, the form of which is attached hereto as Exhibit A.

(ii)Performance-Based Restricted Stock Units. Company restricted stock units equal to sixty percent (60%) of each of the 2025 Pro-Rata LTI Awards and the 2025 Inducement Awards, with such restricted stock units being eligible to vest on the third anniversary of the date of grant, with the actual percentage vesting being determined based on achievement of certain performance-based targets set forth in the award agreements. Such restricted stock unit awards shall be subject to, and governed by, the Plan and the applicable restricted stock unit award agreements, the form of which is attached hereto as Exhibit B.

(f)        Withholding. All taxable compensation payable to Executive pursuant to this Agreement shall be subject to any applicable withholding taxes and such other taxes as are required under Federal law or the law of any state or governmental body to be collected with respect to compensation paid by the Company to Executive.

4.    BENEFITS AND PERQUISITES.

(a)        Retirement and Welfare Benefits. During the Term, Executive shall be eligible to participate in all benefit plans generally made available to the Company’s senior executive officers (other than the Company’s Severance Pay Policy, Tier I or Tier II or any successor thereto). Such benefits shall be subject to the applicable limitations and requirements imposed by the terms of such benefit plans and shall be governed in all respects in accordance with the terms of such plans as from time to time in effect. Nothing in this Section 4, however, shall require the Company to maintain any benefit plan or provide any type or level of benefits to its current or former employees, including Executive. For the avoidance of doubt, upon termination of employment, Executive will only be eligible to receive the applicable compensation and benefits described in Section 5 below (and subject to the terms and conditions thereof).

(b)    Relocation Benefits. Executive will be eligible for relocation assistance provided through a relocation company selected by the Company to facilitate Executive’s move to the Nashville, Tennessee area, as described on Exhibit C. To the extent that reimbursement or payment of any such relocation benefits results in taxable income to Executive, the Company shall pay to Executive an additional amount (the “Supplemental Relocation Payment”) such that the net, after tax proceeds to Executive of the reimbursement or payment of any relocation benefits and the Supplemental Relocation Payment (at Executive’s then-current combined state and federal marginal income tax rates) is equal to Executive’s reimbursement or payment of the relocation benefits. If Executive voluntarily terminates employment with the Company without Good Reason prior to (i) the first anniversary of the CEO Start Date, Executive will be required to reimburse the Company for one hundred percent (100%) of the full amount of relocation benefits that have been paid or provided to Executive or on Executive’s behalf (including in respect of any Supplemental Relocation Payment), within thirty (30) days of such termination, or (ii) the second anniversary of the CEO Start Date, Executive will be required to reimburse the Company for fifty percent (50%) of the full amount of relocation benefits that have been paid or provided to Executive or on Executive’s behalf (including in respect of any Supplemental Relocation Payment), within thirty (30) days of such termination.

(c)    Life Insurance. During the Term, the Company shall provide Executive with basic term life insurance benefits of at least one-hundred percent (100%) of Executive’s Base Salary, at no cost to Executive, to the extent such coverage is available at commercially reasonable terms.

(d)    Paid Time Off. During the Term, Executive shall be eligible to participate in the paid time off (“PTO”) policy generally applicable to the Company’s senior executive officers, as it may be amended from time to time.

(e)    Reimbursement of Expenses. The Company shall reimburse Executive for any expenses reasonably and necessarily incurred by Executive during the Term in furtherance of Executive’s duties hereunder, including travel, meals and accommodations, upon submission by Executive of vouchers or receipts and in compliance with such rules and policies relating thereto as the Company may from time to time adopt.

5.     TERMINATION. Executive’s employment shall be terminated at the earliest to occur of the following: (i) the end of the Term, unless Executive agrees to continue employment with the Company on an at-will basis; (ii) the date on which the Board delivers written notice that Executive is being terminated for “Disability” (as defined below); or (iii) the date of Executive’s death. In addition, Executive’s employment with the Company may be earlier terminated (1) by the Company for “Cause” (as defined below), effective on the date on which a written notice to such effect is delivered to Executive; (2) by the Company at any time without Cause, effective on the date on which a written notice to such effect is delivered to Executive or such other date as is reasonably designated by the Company; (3) by Executive for “Good Reason” (as defined below), effective on the date on which a written notice to such effect is delivered to the Company, but in no event prior to the expiration of the thirty (30) day period that the Company has to fully correct the circumstances giving rise to such Good Reason pursuant to this Agreement; or (4) by Executive at any time, effective sixty (60) days following the date on which a written notice to such effect is delivered to the Company.

(a)    For Cause Termination or Voluntary Resignation by Executive Without Good Reason. If Executive’s employment with the Company is terminated by the Company for Cause, or if Executive voluntarily resigns Executive’s employment without Good Reason, Executive shall not be entitled to any further compensation or benefits other than, in each case if applicable as of the date of termination: (i) any accrued but unpaid Base Salary (payable as provided in Section 3(a) hereof); (ii) any Annual Bonus earned but unpaid as of the date of termination for any previously completed year, payable as set forth in Section 3(b) hereof; (iii) reimbursement for any business expenses properly incurred by Executive prior to the date of termination in accordance with Section 4(e) hereof, payable on the Company’s first regularly scheduled payroll date which occurs at least ten (10) days after the date of termination; and (iv) vested benefits, if any, to which Executive may be entitled under the Company’s employee benefit plans described in Section 4 hereof as of the date of termination (including payout of any accrued PTO balance in accordance with the Company’s then applicable PTO policy) (collectively, the “Accrued Benefits”). For the avoidance of doubt, the LTI Awards shall be treated as provided in the applicable long-term incentive plan and award agreement governing such awards.

(b)    Termination by the Company without Cause or by Executive for Good Reason (Other than Within Eighteen (18) Months Following a Change in Control). In the event that Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason prior to the end of the Term, in each case other than within eighteen (18) months following a “Change in Control” (as defined below), and, with respect to clauses (ii), (iii) and (iv) below, Executive timely provides the Company with an enforceable “Release” (as defined below) in accordance with Sections 5(f) and 5(g) hereof, then Executive shall be entitled to, in each case if applicable as of the date of termination:

(i)    the Accrued Benefits;

(ii)    one-hundred and fifty percent (150%) of the sum of (A) Executive’s Base Salary at the current rate of Base Salary in effect at the date of termination (or, if greater, immediately before the occurrence of circumstances giving rise to Good Reason) and (B) Executive’s target Annual Bonus for the year of termination (or, if greater, the target Annual Bonus immediately before the occurrence of circumstances giving rise to Good Reason);

(iii)    an Annual Bonus (to the extent earned under the terms of the Bonus Plan based on performance, but without regard to any requirement of continued employment) for the year of termination, pro-rated based on the number of days Executive was employed by the Company during such year and payable as set forth in Section 3(b) hereof (the “Pro-Rated Annual Bonus”);

(iv)    to the extent Executive is then eligible for, and elects COBRA continuation benefits pursuant to Section 4980B of the Code and Section 601, et. seq. of the Employee Retirement Income Security Act of 1974, as amended (“COBRA”), under the Company’s medical plan (including dependent coverage where applicable) in accordance with the terms of the applicable plan, as such plan may be amended from time to time, the Company will continue to pay for current coverage (minus the amount of the then-applicable employee contribution portion) for a period of eighteen (18) months following termination of employment (exclusive of any tax consequences to the recipient(s) on resulting coverage or benefits) as if Executive were still an active employee of the Company (subject to the following provisions hereunder, the “Severance Benefits”). For the avoidance of doubt, the parties mutually agree any Severance Benefits paid during any period following Executive’s termination shall run concurrently with the applicable COBRA continuation period and Executive shall be solely responsible for the full cost of any health premiums for the continuation of COBRA coverage which may extend past such period, if any. Notwithstanding the foregoing, Executive’s Severance Benefits coverage shall end earlier than eighteen (18) months following termination of employment as follows (A) the date of any material breach of the provisions of this Agreement by Executive, or (B) the date Executive first becomes eligible for medical coverage under another employer’s plan, program or other arrangement of any type or description, without regard to whether Executive neglects, refuses or otherwise fails to take any action required for enrollment in such other plan, program or other arrangement. Executive shall provide notice to the Company in writing within seven (7) days of becoming eligible for any such alternate coverage; and

(v)    the treatment of the LTI Awards as provided in the applicable long-term incentive plan and award agreement governing such awards.

(c)        Death or Disability. If Executive’s employment is terminated by reason of Executive’s death or Disability prior to the end of the Term, in lieu of any other payments or benefits, Executive (or Executive’s beneficiary or estate, as applicable) shall be entitled to (i) the Accrued Benefits, and (ii) the Pro-Rated Annual Bonus, subject, in the event Executive’s employment is terminated by reason of Disability, to Executive’s timely provision to the Company of the Release in accordance with Sections 5(f) and 5(g) hereof. For the avoidance of doubt, the LTI Awards shall be treated as provided in the applicable long-term incentive plan and award agreement governing such awards.

(d)    Termination by the Company without Cause or by Executive for Good Reason Within Eighteen (18) Months Following a Change in Control. If Executive’s employment is terminated by the Company other than for Cause or by Executive for Good Reason prior to the end of the Term, in each case within eighteen (18) months following a Change in Control, and, with respect to clauses (ii), (iii) and (iv) below, Executive timely provides the Company with the Release in accordance with Sections 5(f) and 5(g) hereof, then Executive shall be entitled to, in each case if applicable as of the date of termination:

(i)    the Accrued Benefits;

(ii)    two-hundred percent (200%) of the sum of (A) Executive’s Base Salary at the current rate of Base Salary in effect at the date of termination (or, if greater, immediately before the occurrence of circumstances giving rise to Good Reason) and (B) Executive’s target Annual Bonus for the year of termination (or, if greater, the target Annual Bonus immediately before the occurrence of circumstances giving rise to Good Reason);

(iii)    the target Annual Bonus for the year of termination, pro-rated based on the number of days Executive was employed by the Company during such year;

(iv)    the Severance Benefits; and

(v)    the treatment of the LTI Awards as provided in the applicable long-term incentive plan and award agreement governing such awards.

(e)    Non-Renewal. Termination of Executive’s employment within thirty (30) days of the end of the Initial Term or any Renewal Term following the provision of a Notice of Non-Renewal by the Company shall be treated as a termination of Executive’s employment without Cause, including for purposes of Section 5(b) and 5(d) (and shall be treated as having occurred prior to the end of the Term for purposes thereof), and for purposes of any LTI Award.

(f)    Payment of Severance Pay and Severance Benefits. Severance amounts under Section 5(b)(ii) will be paid to Executive in periodic installments over eighteen (18) months on the Company’s regular payroll dates (the “Severance Pay Period”), with such payments commencing as of the “Severance Commencement Date” (as defined below). Severance amounts under Section 5(d)(ii) and 5(d)(iii) will be paid to Executive in a lump sum on the Severance Commencement Date. For purposes of this Agreement, “Severance Commencement Date” means the first payroll period commencing on or after the date the Release becomes effective and after the expiration of the seven (7) day revocation period (as described in Section 5(g) hereof). Notwithstanding anything to the contrary in this Agreement, payments of amounts under Section 5(b)(ii) and (iii), the Pro-Rated Annual Bonus under Section 5(c) if Executive’s employment is terminated by reason of Disability, and amounts under Section 5(d)(ii) and (iii) (as applicable, the “Severance Pay”), and continued provision of the Severance Benefits, shall be conditioned on Executive having signed and returned a Release and the seven (7) day revocation period (as described in Section 5(g) hereof) for the signed Release having expired, in all instances, within sixty (60) days of Executive’s termination date (the “Release Period”). If a signed Release is not returned, Executive revokes the Release or the seven (7) day revocation period has not expired within the Release Period, Executive shall forfeit all Severance Pay and the right to any continued Severance Benefits (as of the date of revocation or the Severance Commencement Date, whichever is earlier). All taxes and other deductions required by law, and any additional undisputed sums owing the Company shall be deducted from any Severance Pay and/or Severance Benefits. Any benefits that accrue under this Section 5, if any, are net of any such amount other than taxes and other deductions required by law. Notwithstanding the foregoing, if the Release Period begins in one calendar year (the “earlier year”) and ends in the subsequent calendar year, then in no event shall any payment under this Section 5 that is contingent upon the return and effectiveness of the Release be made in the earlier year and, if such payment is delayed under this sentence to the subsequent year (and is otherwise required to be made under this Agreement), such payment shall be made as soon as administratively practicable in the subsequent year and the remaining payments shall continue until the expiration of the Severance Pay Period, if applicable, subject to the provisions of this Agreement.

(g)    Waiver and Release.

(i) In order to receive the Severance Pay or to continue to receive the Severance Benefits provided for under this Section 5, Executive must execute and submit to the Company a signed, enforceable release (the “Release”) in a form provided by the Company pursuant to the time periods of the applicable Release and within forty-five (45) days of receiving the Release. In the Release, Executive will waive all claims or causes of action arising out of or related to Executive’s employment and the termination of Executive’s employment, other than claims or causes of action for Executive’s entitlements under Sections 5(b), 5(c), or 5(d) as applicable, related to Executive’s status as a stockholder of the Company, or for indemnification or directors’ and officers’ liability insurance coverage. Executive may revoke Executive’s signed Release within seven (7) days of signing such Release, provided such revocation is made in accordance with the provisions for revocation set forth below. Any such revocation must be made in writing and must be received by the Company within such seven (7) day period. If Executive timely revokes Executive’s Release Executive shall not be eligible to receive any Severance Pay or continue to receive Severance Benefits under this Section 5 effective on the date of such revocation. If Executive timely submits a signed Release and does not exercise Executive’s right of revocation and/or the revocation period expires prior to the expiration of the Release Period Executive shall be eligible to receive Severance Pay and continue to receive Severance Benefits under this Section 5. Executive’s acceptance and right to retention of Severance Pay and/or Severance Benefits are contingent upon the terms of this Agreement and full compliance with the terms of the Release.

(ii)    Executive must acknowledge in the Release that the restrictive covenants contained in this Agreement or in any long-term incentive award agreements or any predecessor or successor plan and any and all other agreements between Executive and the Company or to which Executive is a party, relating to non-competition, non-solicitation of employees, clients and others, non-disparagement and confidentiality will remain in force for the period specified therein and the Severance Pay that Executive may be entitled to pursuant to this Agreement is additional consideration for such restrictive covenants. In addition, the Release will provide that Executive must fully cooperate with the Company, its attorneys, agents, representatives, and employees with respect to legal and business matters that are either known at the time of Executive’s separation from service or that may later become known. Cooperation includes but is not limited to release of documents, review of documents, and attending depositions, hearings, and trials on reasonable notice; provided, (A) the Company’s rights to avail itself of Executive’s cooperation shall at all times be exercised in a reasonable manner, (B) that Company shall be required to provide Executive with adequate written notice, (C) that Executive’s temporary non-compliance with any such request for good reason, including, but not limited to, ill health or prior professional or personal commitments, shall not constitute a breach or violation of this Agreement (provided that Executive endeavors to provide such cooperation as promptly as practicable), and (D) that upon presentation of appropriate documentation, the Company shall pay or reimburse Executive for all reasonable travel, lodging, duplicating or telephonic expenses incurred by Executive in complying with this Section 5(g)(ii). The Release will not contain any further restrictions or other covenants to which Executive must agree.

(iii)   Not by way of limitation, a breach of such restrictive covenants by Executive shall result in the immediate and permanent cessation of payment of Severance Pay and the provision of Severance Benefits to Executive. In any action to enforce this clause (iii) or defend against such enforcement, the prevailing party (as determined in a final, non-appealable order by a court of competent jurisdiction) may recover its costs, expenses, and reasonable legal fees from the other party, to the fullest extent permitted by law.

(h)        Definitions. For purposes of this Agreement:

“Affiliate” means an affiliate of the Company (or other referenced entity, as the case may be) as defined in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Cause” shall mean and be limited to the following: (i) conviction of, or guilty plea concerning or confession of any felony; (ii) any act of fraud, theft or embezzlement committed by Executive in connection with the Company’s or its Subsidiaries’ business; (iii) any material breach by Executive of this Agreement, after written notice thereof from the Board is given in writing and such breach is not cured to the satisfaction of the Company within a reasonable period of time (not greater than thirty (30) days) under the circumstances; (iv) any material breach of any reasonable and lawful rule or directive of the Board which is consistent with Executive’s position as CEO, after written notice thereof from the Board is given in writing and such breach is not cured to the satisfaction of the Company within a reasonable period of time (not greater than thirty (30) days) under the circumstances; (v) the gross or willful neglect of duties or gross misconduct by Executive; or (vi) the habitual use of illegal drugs or habitual, excessive use of alcohol to the extent that any of such uses in the Board’s good faith determination materially interferes with the performance of Executive’s duties to the Company. Notwithstanding the foregoing, any action or inaction taken by Executive based upon Executive’s reasonable reliance on advice of counsel to the Company or the direction of the Board shall not form the basis for Cause. For the avoidance of doubt, “Cause” does not include any failure to achieve any performance targets, whether relating to Executive, the Company, or otherwise, provided that such failure does not result from any actions, omissions, events or circumstances set forth in clauses (i) through (vi) above.

“Change in Control” shall have the meaning set forth in the Plan.

“Confidential Information” means any item or compilation of information or data, in whatever form (tangible or intangible), related to the Company’s business that Executive acquires or gains access to in the course of Executive’s employment with the Company that the Company has not authorized public disclosure of, and that is not readily available to the public or persons outside the Company through proper means. By way of example and not limitation, Confidential Information is understood to include: (i) any financing strategies and practices, pricing strategies, structures and methods, underlying pricing-related variables such as costs, volume discounting options, and profit margins; training and operational procedures, advertising, marketing, and sales information or methodologies or financial information, business forecasts and expansion plans; (ii) information relating to the Company’s or any Subsidiary’s or Affiliate’s or any of their customers’, referral sources’ or clients’ practices, businesses, procedures, systems, plans or policies, client lists, or prospective client lists; (iii) information relating to residents or patients and their contract terms; and (iv) associate/personnel data, including contact information. Confidential Information shall be understood to include any and all Company trade secrets (as defined under applicable state or federal law), but an item need not be a trade secret to qualify as Confidential Information. An item of Confidential Information will ordinarily constitute a trade secret under state or federal law if (a) it derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) it is the subject of efforts that are reasonable under the circumstances (or under federal law, using reasonable measures) to maintain its secrecy. Something is not acquired through proper means if acquired through theft, bribery, misrepresentation, breach or inducement of a breach of a duty to maintain secrecy by contract or otherwise, or espionage through electronic or other means.

“Disability” means, as determined by the Board in good faith following the Board’s receipt of a written determination of Executive’s physician, of Executive’s inability, due to disability or incapacity, to perform all of Executive’s duties hereunder on a full-time basis for (i) periods aggregating one hundred eighty (180) days, whether or not continuous, in any continuous period of three hundred and sixty five (365) days or, (ii) where Executive’s absence is adversely affecting the performance of the Company in a significant manner, periods greater than ninety (90) days and Executive is unable to resume Executive’s duties on a full time basis within ten (10) days of receipt of written notice of the Board’s determination under this clause (ii).

“Excise Tax” means the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision thereto, or any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax.
“Good Reason” means the occurrence, without the express prior written consent of Executive, of any of the following circumstances, unless such circumstances are fully corrected by the Company within thirty (30) days following written notification by Executive (which written notice must be delivered within thirty (90) days of the occurrence of such circumstances) that Executive intends to terminate Executive’s employment for one of the reasons set forth below: (i) the failure by the Company to pay to Executive any portion of Executive’s Base Salary or Annual Bonus within thirty (30) days following the date such compensation is due; (ii) the relocation of Executive’s principal office at the Company to a location outside a fifty (50) mile radius from Executive’s present principal office location with the Company; (iii) a material and significant reduction or adverse change with respect to Executive’s compensation; provided that this clause (iii) shall be disregarded so long as such reduction or change (x) applies to all of the Company’s senior executive officers and (y) does not occur following (or in connection with) a Change in Control; provided further, that any additional compensation that was in effect for Executive expressly on an interim basis immediately prior to such reduction or change shall be disregarded for purposes of this clause (iii); (iv) a material and significant reduction or adverse change with respect to the scope or nature of Executive’s assigned duties or responsibilities in effect immediately prior to such assignment; provided, however, that any additional duties and/or responsibilities that were in effect for Executive expressly on an interim basis immediately prior to such assignment shall be disregarded for purposes of this clause (iv); (v) any material breach by the Company of this Agreement or any other material agreement between Executive and the Company; (vi) the Company’s failure to nominate or re-nominate Executive to the Board; and (vii) a change in Executive’s reporting such that Executive no longer directly reports to the Board. Executive’s right to terminate employment for Good Reason must be exercised by Executive within six (6) months following the initial existence of the condition that constitutes Good Reason, otherwise Executive’s right to terminate employment for Good Reason shall be deemed to have been waived.

“Look Back Period” means the last two (2) years of Executive’s employment or such shorter period of time as Executive was actually employed or engaged to provide personal services to the Company or its Subsidiaries.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company, its Affiliates or any of their respective subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

“Territory” means: (i) those states and counties in which the Company is engaged in business (or actively planning to engage in business in the near term) (including state and state-equivalents and county and county-equivalents therein) at the time Executive’s employment ends and/or about which Executive was provided access to Confidential Information during the Look Back Period; and (ii) the state and county where Executive resides.

(i)        Resignation as Officer or Director. Upon a termination of employment for any reason, unless requested otherwise by the Company, Executive shall resign each position (if any) that Executive then holds as an officer or director of the Company or any of its Subsidiaries. Executive’s execution of this Agreement shall be deemed the grant by Executive to the officers of the Company of a limited power of attorney to sign in Executive’s name and on Executive’s behalf any such documentation as may be required to be executed solely for the limited purposes of effectuating such resignations.

(j)        Section 409A. It is intended that (i) each installment of the payments provided under this Agreement is a separate “payment” for purposes of Section 409A of the Code, and (ii) the payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(9)(iii), and 1.409A-1(b)(9)(v). Notwithstanding anything contained to the contrary in this Agreement, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, Executive shall not be considered to have terminated employment with the Company for purposes of this Agreement and no payments shall be due to Executive under Section 5 hereof until Executive would be considered to have incurred a “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)). Notwithstanding anything to the contrary in this Agreement, if the Company determines (1) that on the date Executive’s employment with the Company terminates or at such other time that the Company determines to be relevant, Executive is a “specified employee” (as such term is defined under Treasury Regulation 1.409A-1(i)(1)) of the Company and (2) that any payments to be provided to Executive pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code, if provided at the time otherwise required under this Agreement, then such payments shall be delayed until the date that is six (6) months after the date of Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)) with the Company, or, if earlier, the date of Executive’s death. Any payments delayed pursuant to this Section 5(j) shall be made in a lump sum on the first day of the seventh (7th) month following Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)), or, if earlier, the date of Executive’s death. In addition, to the extent that any expenses, reimbursement, fringe benefit or other, similar plan or arrangement in which Executive participates during the term of Executive’s employment under this Agreement (including any reimbursements under Section 4(d) hereof) or thereafter provides for a “deferral of compensation” within the meaning of Section 409A, then such amount shall be reimbursed in accordance with Section 1.409A-3(i)(1)(iv) of the Treasury Regulations, including (i) the amount eligible for reimbursement or payment under such plan or arrangement in one calendar year may not affect the amount eligible for reimbursement or payment in any other calendar year (except that a plan providing medical or health benefits may impose a generally applicable limit on the amount that may be reimbursed or paid), (ii) subject to any shorter time periods provided herein or the applicable plans or arrangements, any reimbursement or payment of an expense under such plan or arrangement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iii) the right to any reimbursement or in-kind benefit is not subject to liquidation or exchange for another benefit. For purposes of the payment of the Severance Benefits, the Company may treat the amounts paid by it for premiums as taxable to Executive or make such payments (less any required withholding) directly to Executive to the extent required to avoid adverse consequences to Executive or the Company under either Section 105(h) of the Internal Revenue Code, or the Patient Protection and Affordable Care Act of 2010 as amended, and/or the Health Care and Education Reconciliation Act of 2010, as amended (to the extent applicable) (collectively, the “PPACA”); provided, further, that the Company may modify or discontinue Severance Benefits to the extent reasonably necessary to avoid the imposition of any excise taxes on the Company for failure to comply with the nondiscrimination requirements of the PPACA (to the extent applicable).

6.        COVENANTS. Executive understands the Company has developed, and is continuing to develop, substantial relationships with actual and prospective officers, directors, employees, consultants, agents, customers, residents, patients, referral sources, clients, vendors, suppliers, investors, and equity and financing sources, associate and customer goodwill, and confidential and proprietary business information and trade secrets, which the Company and its Subsidiaries and Affiliates have the right to protect in order to safeguard their legitimate business interests. Any misappropriation of such relationships or goodwill, or any improper disclosure or use of the Company’s and its Subsidiaries’ and Affiliates’ confidential and proprietary business information and trade secrets would be highly detrimental to their business interests in that serious and substantial loss of business and pecuniary damages would result therefrom. Executive also acknowledges and recognizes that an important purpose of this Agreement is to align the interests of Executive with those of the Company’s stockholders and to ensure that Executive does not engage in activity detrimental to the interests of the Company’s stockholders if Executive is going to be allowed the opportunity to participate in the financial rewards that result from this Agreement. In addition, Executive acknowledges that an ancillary purpose consistent with protecting the interests of the stockholders arises with respect to Executive because during the period of Executive’s employment with the Company or any Subsidiary or Affiliate, Executive shall have access to the Company’s Confidential Information and will meet and develop such relationships and goodwill. Executive accordingly agrees to comply with the provisions of this Section 6 as a condition of employment with the Company and the compensation and benefits provided for in this Agreement. Executive acknowledges and agrees not to contest or dispute the Company’s position that the prohibition of unfair competition provided for in this Section 6 is inextricably connected to and part of the Company’s governance of its internal affairs and relates directly to the interests of the Company’s stockholders. Nothing contained in this Section 6 shall limit any common law or statutory obligation that Executive may have to the Company or any Subsidiary or Affiliate. For purposes of this Section 6, the “Company” refers to the Company and any incorporated or unincorporated affiliates of the Company, including any entity which becomes Executive’s employer as a result of any reorganization or restructuring of the Company for any reason. The Company shall be entitled, in connection with its tax planning or other reasons, to terminate Executive’s employment (which termination shall not be considered a termination for any purposes of this Agreement or otherwise) in connection with an invitation from another Affiliate of the Company to accept employment with such Affiliate in which case the terms and conditions hereof shall apply to Executive’s employment relationship with such entity mutatis mutandis.

    (a)    Avoidance of Competition and Other Detrimental Acts During Engagement. Executive agrees that during the period of Executive’s employment with the Company or any Subsidiary or Affiliate, Executive will comply with each of the following restrictions and obligations:

(i)While employed with the Company, Executive will comply at all times with Executive’s duty of loyalty to the Company as an employee or agent of the Company placed in a position of special trust and confidence. This duty shall be understood to include, but not be limited to, (1) an obligation not to engage or participate in the business of a Competing Business, or become employed with a “Competing Business” (as defined below) as an employee, owner, member, partner, consultant, director, or otherwise, without the express written consent of the Company, (2) an obligation not to interfere with or otherwise knowingly cause harm to the Company’s ongoing or prospective business relationship with a Company employee, consultant, or individual providing services as an independent contractor, or a supplier, distributor, vendor, customer, or other person or entity that does business with the Company or that the Company has a reasonable expectation of doing business with, and (3) an obligation to inform the Company of business opportunities that fall within the Company’s line of business and not pursue them for personal gain separate from the Company without the Company’s express written consent in advance, or otherwise participate in any conduct or relationship that creates a conflict of interest in violation of Company policies; and

(ii)Executive will not knowingly participate in or pursue activities that harm the value of the Company’s intellectual property and will honor all agreements with the Company concerning the ownership and protection of proprietary works and intellectual property.

(b)        Noncompetition. Executive agrees that during the period of Executive’s employment with the Company or any Subsidiary or Affiliate and for the one (1) year period immediately following the termination of such employment for any reason or for no reason, Executive shall not directly or by assisting or directing others, either as a principal, agent, employee, employer, consultant, partner, shareholder of a closely held corporation or shareholder in excess of five percent of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business that is a Competing Business. For purposes of this Section 6, “Competing Business” means a business (which shall include any sole proprietorship, partnership, limited partnership, limited liability partnership, limited liability company, corporation or other for-profit or not-for-profit business organization) (i) engaged in the business of owning, operating, or managing senior living facilities within the United States or (ii) engaged in any other business that constitutes twenty percent (20%) or more of the Company’s annualized consolidated revenues or contributes twenty percent (20%) or more of the Company’s consolidated annualized net operating income at any time during Executive’s employment. Notwithstanding the foregoing, this Section 6(b) shall not prohibit Executive from (i) being a passive owner of not more than 2% of the outstanding stock of any class of a company that is publicly traded so long as Executive does not have any active participation in the business of such company, (ii) passively investing in private investment funds whose principal investment strategy is not directed toward investing in entities that engage in or operate in a Competing Business; or (iii) commencing employment with or providing services to either (A) a private equity or financial sponsor that owns, invests in, or operates a business that engages in a Competing Business so long as Executive does not perform services for the entity or business that is engaged in a Competing Business or (B) a subsidiary, division, or unit of any entity that has a diversified business so long as Executive does not perform services for or in respect of the business that engages in the Competing Business so long as Executive does not perform services for or in respect of the business that engages in the Competing Business, in each case provided that Executive’s confidentiality obligations shall continue to bind Executive prior to and during any term of such employment or provision of services and, provided further for purposes of this clause (iii), that any such private equity or financial sponsor or diversified business does not receive at least twenty percent (20%) of its revenues from owning, investing in or operating a business that engages in a Competing Business.

(c)        Solicitation of Employees, Clients, Referral Sources, Vendors, Etc.  Executive agrees that during the period of Executive’s employment with the Company or any Subsidiary or Affiliate, and for the two (2) year period immediately following the date of termination of such employment for any reason, Executive shall not, directly or by assisting or directing others, jointly or individually, on Executive’s own behalf or on behalf of or in assistance to any individual, person or entity:

(i)    (x) solicit, or attempt to solicit, any “Covered Employee” (as defined below) for employment or service with any entity other than the Company or any Subsidiary or Affiliate; or (y) recruit or facilitate the hire, or attempt to recruit or facilitate the hire, of any Covered Employee or otherwise induce or encourage any Covered Employee to terminate or sever his, her, or its employment or other relationship with the Company or any Subsidiary or Affiliate or any of their successors or assigns; or

(ii)    (x) solicit business from any “Covered Person” (as defined below) in connection with, on behalf of or for the benefit of a Competing Business; or (y) otherwise induce or encourage any Covered Person to terminate, change, or reduce his, her, or its relationship with the Company or any Subsidiary or Affiliate or any of their successors or assigns for any reason.

Notwithstanding the foregoing, a general advertisement or solicitation for employment that is not targeted and that does not have the effect of being targeted to any current or former Covered Employee or Covered Person shall not, by itself, be deemed to be a violation of the restrictions on solicitation contained in this Section 6(c). For purposes of this Section 6(c), “Covered Employee” shall mean any officer, director or employee, or agent who is employed by the Company or any Subsidiary or Affiliate or any of their successors or assigns or was so employed or engaged at any time during the twelve (12) months prior to Executive’s termination of employment; provided, however, that any such individual who has ceased to be employed by or engaged with the Company or any Subsidiary or Affiliate for a period of at least six (6) months shall no longer be deemed a Covered Employee. “Covered Person” shall mean any customers, residents, patients, referral sources, clients, vendors, suppliers, investors, equity or financing sources, or consultants of the Company or any Subsidiary or Affiliate or any of their successors or assigns. The restrictions contained in this Section 6(c) are understood to be reasonably limited by geography to those locations, and counties, where the Covered Employee and Covered Person are present and available for solicitation. However, to the extent additional geographic limitations are required to make the restrictions enforceable, they shall be deemed limited to the Territory.

(d)        Disparaging Comments. The Company and Executive agree that during the period of Executive’s employment with the Company or any Subsidiary or Affiliate, and any time thereafter, Executive shall not make any disparaging or defamatory comments regarding the Company or any Subsidiary or Affiliate or any of their successors or assigns, and the Company and its Affiliates shall not make or issue any public statements which are disparaging or defamatory regarding Executive, and after termination of such employment neither party shall make any comments concerning any aspect of the termination of their relationship. The obligations of the Company and Executive under this Section 6(d) shall not apply to “Protected Conduct” (as defined below).

(e)        Confidentiality.

(i)All books of account, records, systems, correspondence, documents, memoranda, manuals, email, electronic or magnetic recordings or data and any and all other data, or compilations of such data or information, in whatever form and any copies thereof, concerning or containing any reference to the works and business of the Company or any Subsidiary or Affiliate shall belong to the Company and shall be given up to the Company whenever the Company requires Executive to do so, other than documents pertaining to Executive’s individual compensation (such as pay stubs and benefit plan booklets). Executive agrees that Executive shall not at any time during the term of Executive’s employment with the Company or any Subsidiary or Affiliate, or at any time thereafter, without the Board’s prior written consent, disclose to any individual, person or entity any Confidential Information, nor will Executive use, store, transmit, upload, copy, or download any Confidential Information, except as necessary in the performance of Executive’s duties for the Company.

(ii)Executive hereby confirms that all Confidential Information constitutes the Company’s exclusive property, and that all of the restrictions on Executive’s activities contained in this Agreement and such other nondisclosure policies of the Company are required for the Company’s reasonable protection. Confidential Information shall not include any information that has otherwise been disclosed to the public not in violation of this Agreement. This confidentiality provision shall survive the termination of this Agreement and shall not be limited by any other confidentiality agreements entered into with the Company or any Subsidiary or Affiliate. Notwithstanding the foregoing, nothing in this Agreement (or any other Company policy or contract to which Executive is or was subject) shall be construed to prohibit Executive from communicating with any federal, state or local governmental agency or commission with oversight of the Company without notice to the Company, as provided for, protected under or warranted by applicable law. Further, the restrictions provided for in this Section 6(e) shall not be construed to prohibit the use of general knowledge and experience customarily relied upon in Executive’s trade or profession that is not specific to the particular business matters of the Company (such as its business transactions, customers, residents, clients, or employees).

(iii)With respect to any Confidential Information that constitutes a “trade secret” pursuant to applicable law, the restrictions described above shall remain in force for so long as the particular information remains a trade secret or for the two (2) year period immediately following termination of Executive’s employment for any reason, whichever is longer. With respect to any Confidential Information that does not constitute a “trade secret” pursuant to applicable law, the restrictions described above shall remain in force during Executive’s employment and for the two (2) year period immediately following termination of such employment for any reason. Nothing in the foregoing shall be construed to permit Executive to recreate records of Confidential Information from memory or retain copies of Confidential Information in any form after their employment or engagement with the Company ends. Executive understands that Executive should have no records of this kind in Executive’s possession or control with which to refresh their memory after Executive’s employment with the Company or any Subsidiary or Affiliate ends. Notwithstanding anything to herein to the contrary, Executive shall be permitted to use and disclose Confidential Information (solely as it relates to his compensation, benefits, and equity ownership) to (A) Executive’s immediate family members, (B) Executive’s attorneys, financial advisors, accountants and other professional advisors who are bound by obligations of confidentiality, or (C) any other Person to which such use or disclosure is necessary (w) to effect compliance with applicable law, (x) to pursue Executive’s rights or claims under this Agreement or any LTI Award, or (z) to pursue Executive’s rights or claims to indemnification or under directors’ and officers’ liability insurance policies.

(iv)Executive agrees that Executive shall promptly disclose to the Company in writing all information and inventions generated, conceived or first reduced to practice by Executive alone or in conjunction with others, during or after working hours, while in the employ of the Company or any Subsidiary or Affiliate (all of which is collectively referred to in this Agreement as “Proprietary Information”); provided, however, that such Proprietary Information shall not include (A) any information that has otherwise been disclosed to the public not in violation of this Agreement and (B) general business knowledge and work skills of Executive, even if developed or improved by Executive while in the employ of the Company or any Subsidiary of Affiliate. All such Proprietary Information shall be the exclusive property of the Company and is hereby assigned by Executive to the Company. Executive’s obligation relative to the disclosure to the Company of such Proprietary Information anticipated in this Section 6(e) shall continue beyond Executive’s termination of employment and Executive shall, at the Company’s expense, give the Company all assistance it reasonably requires to perfect, protect and use its right to the Proprietary Information.

(v)DTSA Notice: The Defend Trade Secrets Act of 2016 (DTSA) provides that no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret that: (A) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public. It also provides that an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret except as permitted by court order.

(f)        Enforcement.

(i)     Executive acknowledges that compliance with all provisions, covenants and agreements set forth in this Agreement, and the duration, terms and geographical area thereof, are reasonable and necessary to protect the legitimate business interests of the Company and its Subsidiaries and Affiliates.

(ii)    Executive acknowledges that a breach of Executive’s obligations under this Section 6 may result in irreparable and continuing damage to the Company and/or its Subsidiaries and Affiliates for which there is no adequate remedy at law.

(iii)     Executive acknowledges that Executive’s education, experience and/or abilities are such that the enforcement of the restrictive covenants in this Agreement will not prevent Executive from earning a living and will not cause any undue hardship upon Executive. Further, Executive acknowledges that the compensation and benefits Executive receives under this Agreement is mutually agreed upon consideration that is adequate and sufficient to make the covenants in Section 6 immediately binding and enforceable against them.

(iv)   In the event of the violation by Executive of any of the covenants contained in this Section 6 the terms of each such covenant so violated shall be automatically extended from the date on which Executive permanently ceases such violation for a period equal to the period in which Executive was in breach of the covenant or for a period of twelve (12) months from the date of the entry by a court of competent jurisdiction of an order or judgment enforcing such covenant(s), whichever period is later; provided, however, this extension of time shall be capped, except as to violations of Section 6(d) hereof, so that the extension of time does not exceed two (2) years from the date Executive’s employment ended, and if this extension would make the restriction unenforceable under applicable law it will not be applied.

(v)    Each of the restrictive covenants contained in this Agreement is independent of any other contractual obligations of this Agreement or otherwise owed by Executive to the Company and/or its Subsidiaries and Affiliates. Further, should Executive be subject to an agreement with the Company containing confidentiality, non-solicitation, and/or noncompetition provisions that differ from the covenants in this Agreement, the terms of the restrictive covenants in this Agreement shall control over the covenants in such other agreements (“Other Covenants”) and the Other Covenants shall be construed to match the terms of the covenants in this Agreement. The existence of any claim or cause of action by Executive against the Company and/or its Subsidiaries or Affiliates, whether based on this Agreement or otherwise, shall not create a defense to the enforcement by the Company and/or its Subsidiaries and Affiliates of any restrictive covenant contained in this Agreement.

(vi)    Executive has received a copy of this Agreement at least fourteen (14) days in advance of the date Executive was expected to sign it. Executive understands that the Company has advised Executive to use this time to consult with an attorney regarding this Agreement and that Executive has a right to do so.

(vii)    Protected Conduct. Nothing in this Agreement prohibits Executive from: (A) opposing an event or conduct that Executive reasonably believes is a violation of law, including criminal conduct, discrimination, harassment, retaliation, a safety or health violation, or other unlawful employment practices (whether in the workplace or at a work-related event); (B) disclosing sexual assault or sexual harassment (in the workplace, at work-related events, between employees, or between an employer and an employee or otherwise); (C) reporting such an event or conduct to Executive’s attorney, law enforcement, or the relevant law-enforcement agency (such as the Securities and Exchange Commission, Department of Labor, Occupational Safety and Health Administration, Equal Employment Opportunity Commission, or any equivalent state or local government agencies); or (D) making any truthful statements or disclosures required by law or otherwise cooperating in an investigation conducted by any government agency (collectively referred to as “Protected Conduct”). Further, nothing requires notice to or approval from the Company before engaging in such Protected Conduct

(g)    Remedies.

(i)    It is intended that, in view of the nature of the Company’s and its Subsidiaries’ and Affiliates’ business, the restrictions contained in this Agreement are considered reasonable and necessary to protect the Company’s and its Subsidiaries’ and Affiliates’ legitimate business interests and that any violation of these restrictions would result in irreparable injury to the Company and/or its Subsidiaries and Affiliates. In the event of a breach (a “Covenant Breach”) or threatened breach by Executive of any provision contained herein, the Company and its Subsidiaries and Affiliates may seek a temporary restraining order and injunctive relief without the posting of a bond. Nothing contained herein shall be construed as prohibiting the Company or its Subsidiaries or Affiliates from pursuing any other legal or equitable remedies available to it or them for any breach or threatened breach of these provisions, including, without limitation, recoupment and other remedies specified in the Agreement. In the event of a dispute regarding, arising out of, or in connection with the breach, enforcement or interpretation of this Agreement, including, without limitation, any action seeking injunctive relief, the prevailing party (as determined in a final, non-appealable order by a court of competent jurisdiction) may recover its reasonable attorneys’ fees, costs, and expenses from the other party, to the fullest extent permitted by law.

(ii)    In the event of a Covenant Breach, the Company shall have the authority to (A) cancel or recoup all outstanding LTI Awards in accordance with the terms of such awards; (B) cancel all shares of Company common stock (“Shares”) beneficially owned by Executive that were issued in settlement of LTI Awards within 12 months on or prior, or at any time after, the date of Executive’s termination of employment (“Cancellable Shares”); and (C) recoup from Executive any proceeds from Executive’s sale, transfer or other disposition of Cancellable Shares; provided, however, that in the case of a Covenant Breach with respect to Section 6(b) hereof, the Company may not exercise such remedy unless Executive shall not have fully corrected such circumstances giving rise to the Covenant Breach under Section 6(b) within thirty (30) days following written notification from the Company. The Company is hereby authorized by Executive, as Executive’s attorney-in-fact, to execute all documents and undertake any required action on behalf of Executive to transfer any Cancellable Shares back to the Company, after which Executive shall not have any right, title, or interest of any kind to the Cancellable Shares. Executive acknowledges and agrees that the Company has no obligation of any kind to Executive with respect to the cancellation of LTI Awards or Cancellable Shares, or the recoupment of proceeds from the disposition of Cancellable Shares, pursuant to this Section, including, but not limited to, reimbursement for any taxes previously paid by Executive with respect to Cancellable Shares. This remedy shall be in addition to all other remedies, including those set forth in this Agreement and any other agreements between the parties.

(h)    Company Intellectual Property. Executive recognizes that all Works conceived, created, or reduced to practice by Executive, alone or jointly with others, during Executive’s employment related to the business of owning, operating, or managing senior living facilities or providing private duty healthcare or other services to patients or customers shall to the fullest extent permissible by law be considered the Company’s sole and exclusive property and “works made for hire” as defined in the U.S. Copyright Laws for purposes of United States law and the law of any other country adhering to the “works made for hire” or similar notion or doctrine, and will be considered the Company’s property from the moment of creation or conception forward for all purposes without the need for any further action or agreement by Executive or the Company. If any such Works or portions thereof shall not be legally qualified as a works made for hire in the United States or elsewhere, or shall subsequently be held to not be a work made for hire or not the exclusive property of the Company, Executive hereby assigns to the Company all of Executive’s rights, title and interest, past, present, and future, to such Works. Executive will not engage in any unauthorized publication or use of such Company Works, nor will Executive use same to compete with or otherwise cause damage to the business interests of the Company. “Works” mean original works of authorship, including, but not limited to: literary works (including all written material), mask works, computer programs, formulas, tests, notes, data compilations, databases, artistic and graphic works (including designs, graphs, drawings, blueprints, and other works), recordings, models, photographs, slides, motion pictures, and audio visual works; whether copyrightable or not, and regardless of the form or manner in which documented or recorded.

7.        SECTION 280G.

(a)    Notwithstanding anything in this Agreement or any other plan, arrangement or agreement to the contrary, in the event that any payment or benefit received or to be received by Executive (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, the “Total Payments”) would not be deductible (in whole or in part) by the Company or any of its Subsidiaries or Affiliates making such payment or providing such benefits as a result of Section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible, the portion of the Total Payments that do not constitute deferred compensation within the meaning of Section 409A shall first be reduced (if necessary, to zero) in accordance with Section 409A, and all other Total Payments shall thereafter be reduced (if necessary, to zero) in accordance with Section 409A with cash payments being reduced before non-cash payments, and payments to be paid last being reduced first, but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Eligible Employee would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).

(b)    For purposes of this limitation, (i) no portion of the Total Payments the receipt or enjoyment of which Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel (“Tax Counsel”) reasonably acceptable to Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company’s independent auditor (the “Auditor”), does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code, including by reason of Section 280G(b)(4)(A) of the Code; (iii) the severance payments payable to Executive pursuant to Section 5 hereof shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii) of this paragraph) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by reason of Section 280G of the Code, in the opinion of Tax Counsel; and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

8.     ASSIGNMENT. This Agreement, and all of the terms and conditions hereof, shall bind the Company and its successors and assigns and shall bind Executive and Executive’s heirs, executors and administrators. No transfer or assignment of this Agreement shall release the Company from any obligation to Executive hereunder. Neither this Agreement, nor any of the Company’s rights or obligations hereunder, may be assigned or otherwise subject to hypothecation by Executive, and any such attempted assignment or hypothecation shall be null and void. The Company may assign the rights and obligations of the Company hereunder, in whole or in part, to any of the Company’s Subsidiaries, Affiliates or parent corporations, provided that such Subsidiary, Affiliate or parent corporation directly or indirectly owns all or substantially all of the Company’s consolidated assets, or to any other successor or assign in connection with the sale of all or substantially all of the Company’s assets or stock or in connection with any merger, acquisition and/or reorganization, provided the assignee assumes the obligations of the Company hereunder.

9.    GENERAL.

(a)    Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of one (1) business day following personal delivery (including personal delivery by telecopy or telex), or the third (3rd) business day after mailing by first class mail to the recipient at the address indicated below:

To the Company:

General Counsel
Brookdale Senior Living Inc.
105 Westwood Place
Suite 400
Brentwood, TN 37027
with a copy which shall not constitute notice to:

Chairman of the Board
c/o Brookdale Senior Living Inc.
105 Westwood Place
Suite 400
Brentwood, TN 37027

To Executive:

At the address shown in the Company’s personnel records or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

with a copy which shall not constitute notice to:

McDonald Hopkins LLC
300 N. LaSalle Street
Suite 1400
Chicago, IL 60654
Attention: Benjamin D. Panter
     David C. Strosnider
Email:     bpanter@mcdonaldhopkins.com
     dstrosnider@mcdonaldhopkins.com

(b)    Severability. Any provision of this Agreement which is deemed by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable by a court of competent jurisdiction because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

(c)    Entire Agreement. This document, together with all restrictive covenants in any and all agreements between Executive and the Company or to which Executive is a party, and that certain Indemnification Agreement, effective as of the CEO Start Date, between the Company and Executive, constitute the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and except as otherwise explicitly set forth in this Agreement, supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.

(d)    Counterparts. This Agreement may be executed on separate counterparts, any one (1) of which need not contain signatures of more than one (1) party, but all of which taken together will constitute one and the same agreement.

(e)    Amendments. No amendments or other modifications to this Agreement may be made except by a writing signed by all parties. No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

(f)    Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the laws of the State of Tennessee without giving effect to principles of conflicts of law of such state.

(g)    Survivorship. The provisions of this Agreement necessary to carry out the intention of the parties as expressed herein shall survive the termination or expiration of this Agreement.

(h)    Waiver. The waiver by either party of the other party’s prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the failure by any party hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation. No waiver shall be deemed to have occurred unless set forth in a writing executed by or on behalf of the waiving party. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

(i)    Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision hereof.

(j)    Construction. The parties acknowledge that this Agreement is the result of arm’s-length negotiations between sophisticated parties, each afforded representation by legal counsel. Each and every provision of this Agreement shall be construed as though both parties participated equally in the drafting of the same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement.

(k)    Arbitration. Except as necessary for the Company and its Subsidiaries, Affiliates, successors or assigns or Executive to specifically enforce or enjoin a breach of this Agreement, the parties agree that any and all disputes that may arise in connection with, arising out of or relating to this Agreement, or any dispute that relates in any way, in whole or in part, to Executive’s services on behalf of the Company or any Subsidiary, the termination of such services or any other dispute by and between the parties or their subsidiaries, Affiliates, successors or assigns, shall be submitted to binding arbitration in Nashville, Tennessee according to the National Employment Dispute Resolution Rules and procedures of the American Arbitration Association. The parties agree that each party shall bear its or her own expenses incurred in connection with any such dispute. This arbitration obligation extends to any and all claims that may arise by and between the parties or their subsidiaries, Affiliates, successors or assigns, and expressly extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the United States Constitution, and applicable state and federal fair employment laws, federal and state equal employment opportunity laws, and federal and state labor statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans With Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act of 1967, as amended, and any other state or federal law.

(l)    Clawback. Notwithstanding anything herein to the contrary, any performance-based incentive compensation amounts paid or payable to Executive shall be subject to forfeiture, reduction, and/or recoupment (i) to the extent provided in the Company’s Clawback and Forfeiture Policy, as it may be amended from time to time; (ii) to the extent that Executive becomes subject to any other recoupment or clawback policy hereafter adopted by the Company, including any such policy adopted by the Company to comply with the requirements of any applicable laws, rules, regulations, or stock exchange listing requirements, including pursuant to final SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act; or (iii) to the extent provided under applicable legal requirements which impose recoupment, under circumstances set forth in such applicable legal requirements, including the Sarbanes-Oxley Act of 2002.
10.        INDEMNIFICATION AGREEMENT. The Company agrees and covenants that Executive will be covered by that certain Indemnification Agreement, effective as of the CEO Start Date.

11.    EXECUTIVE REPRESENTATION AND ACCEPTANCE. By signing this Agreement, Executive hereby represents that Executive is not currently under any contractual obligation to work for another employer and that Executive is not restricted by any agreement or arrangement from entering into this Agreement and performing Executive’s duties hereunder.

[Remainder of page is left blank intentionally]

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement effective as of the year and date first above written.

BROOKDALE SENIOR LIVING INC.

By:     /s/ Denise W. Warren
Name: Denise W. Warren
Title: Chairman of the Board of Directors and Interim Chief Executive Officer

By:     /s/ Chad C. White
Name: Chad C. White
Title: Executive Vice President, General Counsel and Secretary

EXECUTIVE

/s/ Nikolas W. Stengle
Nikolas W. Stengle
[Signature Page to Employment Agreement]

Exhibit A

1.RESTRICTED STOCK UNIT AGREEMENT
UNDER THE BROOKDALE SENIOR LIVING INC.
2024 OMNIBUS INCENTIVE PLAN
This Award Agreement, including the Addendum hereto (this “Agreement”), dated as of October 6, 2025 (the “Date of Grant”), is made by and between Brookdale Senior Living Inc., a Delaware corporation (the “Company”), and Nikolas W. Stengle (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Brookdale Senior Living Inc. 2024 Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.
1.Grant of RSUs. The Company hereby grants to the Participant [●]1 restricted stock units (the “RSUs”) under the Plan, which shall be subject to all of the terms and conditions of this Agreement and the Plan.
2.Vesting.
(a)General. Subject to the provisions set forth below, the RSUs shall vest at such times (each, including as provided in subparagraphs (b) and (c), a “Vesting Date”) and in the amounts set forth below, subject to the continued Service of the Participant by the Company or one of its Subsidiaries or Affiliates (or a successor to any of them) from the Date of Grant to such Vesting Date:

Incremental Number of RSUs Vested	Scheduled Vesting Date
[●]	October 6, 2026
[●]	October 6, 2027
[●]	October 6, 2028
(b)Award Not Assumed Following Change in Control. Upon the occurrence of a Change in Control, if the outstanding RSUs are not assumed, continued or substituted with an award relating to a publicly-traded security of the acquirer (or the Company) on the same terms and conditions that were applicable to the outstanding RSUs immediately prior to the Change in Control, then all outstanding RSUs immediately prior to the Change in Control shall vest and be settled upon the consummation of the Change in Control.
(c)Following Termination of Service. Except as otherwise provided in Section 2 of the Addendum, which is incorporated herein, upon termination of the Participant’s
1 Two separate awards using this form (one for the time-based 2025 Pro-Rata LTI Award and one for the time-based 2025 Inducement Award), which in aggregate are to be equal to 40% of the total Sign-On LTI Awards.

Service with the Company and its Subsidiaries and Affiliates for any reason, all unvested RSUs outstanding as of the date of such termination shall automatically and without notice terminate and be forfeited and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs.
3.Settlement of Restricted Stock Units. As soon as practicable following each Vesting Date (but in no event later than 30 days following the Vesting Date or such earlier time specified in this Agreement), the Company shall issue to the Participant the number of shares of Common Stock equal to the aggregate number of RSUs that have vested pursuant to this Agreement on such date and the Participant shall thereafter have all the rights of a stockholder of the Company with respect to such shares. Notwithstanding anything in this Agreement to the contrary, no fractional shares shall vest or be issuable under this Agreement, and any such fractional shares shall be rounded down to the next whole share; provided, that the Administrator may, in its sole discretion, provide a cash payment in lieu of any such fractional share.
4.Rights as a Stockholder. Section 4 of the Addendum is incorporated herein.
5.Adjustments. Pursuant to Section 5 of the Plan, in the event of a Change in Capitalization as described therein, the Administrator shall make such equitable changes or adjustments, as it deems necessary or appropriate, in its discretion, to the number and kind of securities or other property (including cash) issued or issuable in respect of outstanding RSUs.
6.Certain Changes. The Administrator may accelerate the vesting dates or otherwise adjust any of the terms of the RSUs; provided that, subject to Section 5 of the Plan and Section 11(f) of the Addendum to this Agreement, no action under this Section shall adversely affect the Participant’s rights hereunder.
7.Notices. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties, as follows: (i) if to the Company, at Brookdale Senior Living Inc., 105 Westwood Place, Suite 400, Brentwood, TN 37027, Facsimile: (615) 564-8204, Attn: General Counsel and (ii) if to the Participant, using the contact information on file with the Company. Either party hereto may change such party’s address for notices by notice duly given pursuant hereto. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any notice or other communications related to the RSUs, this Agreement or current or future participation in the Plan by electronic means. The Participant hereby consents to receive such notices and other communications by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company (including the Company’s stock plan service provider’s website).
8.Taxes. The Participant has reviewed with the Participant’s own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant acknowledges and agrees
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that the Participant is responsible for the tax consequences associated with the award and vesting of the RSUs.
9.Withholding. The provisions of Section 9 of the Addendum to this Agreement are incorporated herein.
10.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
11.Restrictive Covenants. The provisions of Section 11 of the Addendum to this Agreement are incorporated herein.
12.Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws. If during the Participant’s Service with the Company, the Participant primarily resides or is primarily assigned to the Company or one of its Subsidiary or Affiliate location(s) in California, Colorado, Minnesota, or Washington, then for so long as the Participant primarily resides in such state or is primarily assigned to location(s) in such states during the Participant’s Service, this Section 12 shall not apply to the covenants in Section 11 of the Addendum.
13.Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the RSUs and this Agreement shall be subject to all terms and conditions of the Plan.
14.Amendments; Construction. The Administrator may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without the Participant’s consent. Headings to Sections of this Agreement are intended for convenience of reference only, are not part of this Agreement and shall have no effect on the interpretation hereof.
15.Survival of Terms. This Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors. The terms of Section 11 of the Addendum shall expressly survive the vesting and/or forfeiture of the RSUs and any expiration or termination of this Agreement.
16.Compliance with Stock Ownership and Retention Guidelines. The Participant hereby agrees to comply with the Company’s Stock Ownership and Retention Guidelines (as amended from time to time, the “Guidelines”), to the extent such Guidelines are applicable, or become applicable, to the Participant. The Participant further acknowledges that, if the Participant is not in compliance with such Guidelines (if applicable), the Administrator may refrain from issuing additional equity awards to the Participant and/or elect to pay the Participant’s annual bonus in the form of vested or unvested Common Stock.
17.Agreement Not a Contract for Services. Neither the Plan, the granting of the RSUs, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to provide Services as an officer, director, employee, consultant or advisor of the
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Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.
18.Restrictions. The RSUs may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Participant, and any shares of Common Stock issuable with respect to the RSUs may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until such shares of Common Stock have been issued to the Participant upon vesting of the RSUs in accordance with the terms of the Plan and this Agreement. Unless the Administrator determines otherwise, upon any attempt to transfer RSUs or any rights in respect of RSUs before the lapse of such restrictions, such RSUs, and all of the rights related thereto, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.
19.Authority of the Administrator. The Administrator shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.
20.Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provision or provisions in any other jurisdiction.
21.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the RSUs subject to all the terms and conditions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement. By the Participant’s electronically accepting the award of the RSUs using an online or electronic system established and maintained by the Company or a third party designated by the Company (including the Company’s stock plan service provider’s website), the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Participant’s electronic acceptance of the award of the RSUs shall have the same validity and effect as a signature affixed to this Agreement by the Participant’s hand. The Participant understands their participation in the terms of the Plan and this Agreement through acceptance of RSUs is entirely voluntary, and is not a term and/or condition of Service but is instead an award granted on a discretionary basis to align the Participant's interests with those of the Company's stockholders and is an award that the Participant is free to decline at the Participant’s discretion.
22.Section 409A. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the RSUs are exempt from the requirements of Section
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409A of the Code as “short-term deferrals” as described in Section 409A of the Code. Notwithstanding anything to the contrary in this Agreement or an accompanying election form executed by the Participant, if (i) on the date of the Participant’s Separation from Service with the Company the Participant is a “specified employee” (as such term is defined under Section 1.409A-1(i) of the Treasury Regulations promulgated under Section 409A of the Code) of the Company and (ii) any payments to be provided to the Participant pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code, or any other taxes or penalties imposed under Section 409A of the Code if provided at the time otherwise required under this Agreement, then such payments shall be delayed until the date that is six months after the date of the Participant’s separation from service from the Company, or if earlier, his or her death. Any payments delayed pursuant to this paragraph shall be made in a lump sum on the first day of the seventh month following the Participant’s separation from service, or if earlier, the Participant’s death. Each payment upon settlement of RSUs (and any related dividend or related dividend equivalent rights) constitutes a “separate payment” for purposes of Section 409A of the Code. Notwithstanding any other provision of this Agreement, if and to the extent that any payment under this Agreement constitutes non-qualified deferred compensation under Section 409A of the Code, and is payable upon (i) the Participant’s termination of Service, then such payment shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A of the Code, or (ii) a Change in Control, then such payment shall be made or provided to the Participant only upon a “change in the ownership”, a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the applicable corporation as defined for purposes of Section 409A of the Code.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

BROOKDALE SENIOR LIVING INC.

By:
Name:     Chad C. White
Title:     Executive Vice President, General Counsel
     and Secretary

PARTICIPANT

    Nikolas W. Stengle

6

ADDENDUM TO
RESTRICTED STOCK UNIT AGREEMENT
UNDER THE BROOKDALE SENIOR LIVING INC.
2024 OMNIBUS INCENTIVE PLAN
Section 2:
Notwithstanding Section 2(c) or anything in the Agreement to the contrary:
(i)    In the event that the Participant’s Service is terminated (other than as described in subparagraph (ii)) (A) by the Company and its Subsidiaries and Affiliates without Cause or by the Participant for Good Reason (as defined in the Employment Agreement by and between the Company and the Participant dated as of October 1, 2025) (the “Employment Agreement”), (B) by death, or (C) due to Disability, the RSUs subject to vesting at the next Vesting Date shall vest effective upon the date of such termination and be settled within 30 days following such termination, and any remaining outstanding and unvested RSUs shall be forfeited, effective upon the date of such termination; provided, however, that the acceleration provided by clause (C) shall not apply unless the Participant actively provided Services on at least one day in the one-year period immediately preceding such next Vesting Date.
(ii)    In the event that the Participant’s Service is terminated (A) by the Company (or its successor) and its Subsidiaries and Affiliates without Cause on or after the effective date of a Change in Control but prior to eighteen (18) months following such Change in Control, or (B) by the Participant for Good Reason on or after the effective date of a Change in Control but prior to eighteen (18) months following such Change in Control, then any unvested RSUs outstanding upon the date of such termination shall vest effective upon the date of such termination and be settled within 30 days following such termination.
(iii)    In the event the Participant retires from the Company and its Subsidiaries and Affiliates (A) on or after attaining age sixty (60) with a minimum of five (5) years of service with the Company and its Subsidiaries and Affiliates and (B) after providing no less than six (6) months’ advance written notice to the Company of the anticipated Retirement, then any unvested RSUs outstanding upon the date of such Retirement shall continue to vest (without any requirement of continued Service) effective at each applicable Vesting Date as follows:
(1)    for a Retirement date that occurs prior to October 6, 2026, unvested RSUs outstanding shall continue to vest on each applicable Vesting Date in an amount equal to the percentage of the number of full months employed since the Date of Grant divided by 12 (with the remaining percentage of the unvested RSUs to be forfeited upon the date of such Retirement); and
(2)    for a Retirement date that occurs on or after October 6, 2026, 100% of the unvested RSUs outstanding shall continue to fully vest on each applicable Vesting Date.
Section 4:
The Participant shall have no voting rights with respect to RSUs outstanding on any applicable record date. Any ordinary or extraordinary cash or stock dividend that may be declared and paid on the Common Stock with a record date on or after the Date of Grant and prior to the settlement date of the RSUs shall be deposited (in the same form as was payable to the holders of Common

Stock) in an account and be paid upon, and subject to, the vesting and settlement of the RSUs. For the avoidance of doubt, the Participant shall not be entitled to payment of dividends or dividend equivalents with respect to an RSU unless and until the vesting and settlement of such RSU in accordance with this Agreement, and all such dividends or dividend equivalents with respect to any RSU shall forfeit upon the forfeiture of such RSU.
Section 9:
Delivery of shares of Common Stock is conditioned upon the Participant’s making arrangements satisfactory to the Administrator regarding payment of income and employment tax withholding requirements as set forth in Section 15 of the Plan; provided, however, that the Participant may elect, without the consent of the Company, to have the Company withhold from delivery of shares of Common Stock issuable upon the settlement of the RSUs such number of shares of Common Stock having a Fair Market Value not exceeding the applicable taxes to be withheld and applied to the tax obligations of the Participant as determined by the Company. In making its determination, the Company may calculate such amount by taking into account applicable withholding rates not exceeding the maximum individual statutory tax rates in the Participant’s applicable jurisdictions.
Section 11: Commitment to Avoid Detrimental Activities.
The Participant understands the Company has developed, and is continuing to develop, substantial relationships with actual and prospective officers, directors, employees, consultants, agents, customers, residents, patients, referral sources, clients, vendors, suppliers, investors, and equity and financing sources, associate and customer goodwill, and confidential and proprietary business information and trade secrets, which the Company and its Subsidiaries and Affiliates have the right to protect in order to safeguard their legitimate business interests. Any misappropriation of such relationships or goodwill, or any improper disclosure or use of the Company’s and its Subsidiaries’ and Affiliates’ confidential and proprietary business information and trade secrets would be highly detrimental to their business interests in that serious and substantial loss of business and pecuniary damages would result therefrom. The Participant also acknowledges and recognizes that an important purpose of this Agreement is to align the interests of the Participant with those of the Company’s stockholders and to ensure that the Participant does not engage in activity detrimental to the interests of the Company’s stockholders if the Participant is going to be allowed the opportunity to participate in the financial rewards that result from the RSUs and their relationship to the value of equity participation in the Company. In addition, the Participant acknowledges that an ancillary purpose consistent with protecting the interests of the stockholders arises with respect to the Participant because during the period of the Participant’s employment with the Company or any Subsidiary or Affiliate, the Participant shall have access to the Company’s Confidential Information (as defined below) and will meet and develop such relationships and goodwill. The Participant accordingly agrees to comply with the provisions of this Section 11 as a condition of receipt and retention of the RSUs provided for in this Agreement and their beneficial value. The Participant acknowledges and agrees not to contest or dispute the Company’s position that the prohibition of unfair competition provided for in this Section 11 is inextricably connected to and part of the Company’s governance of its internal affairs and relates directly to the interests of the Company’s stockholders. Nothing contained in this Section 11 shall limit any common law or statutory obligation that the Participant may have to the Company or any Subsidiary or Affiliate. For purposes of this Section 11, the “Company” refers to the Company and any incorporated or unincorporated affiliates of the Company, including any entity which becomes the Participant’s employer as a result of any reorganization or restructuring of the Company for any reason. The Company shall be entitled, in connection with its tax planning or other reasons, to terminate the Participant’s employment (which termination shall not be considered a termination for any purposes of this Agreement, any employment agreement, or otherwise) in connection with an invitation from another affiliate of the Company to accept employment with such affiliate in which case the terms and conditions hereof shall apply to the Participant’s employment relationship with such entity mutatis mutandis.
For purposes of this Section 11, “Competing Business” means a business (which shall include any sole proprietorship, partnership, limited partnership, limited liability partnership, limited liability company, corporation or other for-profit or not-for-profit business organization) (A) engaged in the business of owning, operating, or managing senior living facilities within the United States or (B) engaged in any other business that constitutes twenty percent (20%) or more of the Company’s annualized consolidated revenues or contributes twenty percent (20%) or more of the Company’s consolidated annualized net operating income at any time during the Participant’s employment. Notwithstanding the foregoing, this Section 11 shall not prohibit the Participant from (i) being a passive owner of not more than 2% of the outstanding stock of any class of a company that is publicly traded so long as the Participant does not have any active participation in the business of such company, (ii) passively investing in private investment funds whose principal investment strategy is not directed toward investing in entities that engage in or operate in a Competing Business; or (iii) commencing employment with or providing services to either (A) a private equity or financial sponsor that owns, invests in, or operates a business that engages in a Competing Business so long as the Participant does not perform services for the entity or business that is engaged in a Competing Business or (B) a subsidiary, division, or unit of any entity that has a diversified business so long as Executive does not perform services for or in respect of the business that engages in the Competing Business so long as the Participant does not perform services for or in respect of the business that engages in the Competing Business, in each case provided that the Participant’s confidentiality obligations shall continue to bind the Participant prior to and during any term of such employment or provision of services and, provided further for purposes of this clause (iii), that any such private equity or financial sponsor or diversified business does not receive at least twenty percent (20%) of its revenues from owning, investing in or operating a business that engages in a Competing Business.

(a)    Avoidance of Competition and Other Detrimental Acts During Engagement. While employed or otherwise engaged as an individual to provide services to the Company (as an employee, consultant, or otherwise), the Participant will comply with each of the restrictions and obligations below.
(1)    While employed with the Company, the Participant will comply at all times with the Participant’s duty of loyalty to the Company as an employee or agent of the Company placed in a position of special trust and confidence. This duty shall be understood to include, but not be limited to,

(i)     an obligation not to engage or participate in the business of a Competing Business, or become employed with a Competing Business as an employee, owner, member, partner, consultant, director, or otherwise, without the express written consent of the Company,

(ii)     an obligation not to interfere with or otherwise knowingly cause harm to the Company’s ongoing or prospective business relationship with a Company employee, consultant, or individual providing services as an independent contractor, or a supplier, distributor, vendor, customer, or other person or entity that does business with the Company or that the Company has a reasonable expectation of doing business with, and

(iii)     an obligation to inform the Company of business opportunities that fall within the Company’s line of business and not pursue them for personal gain separate from the Company without the Company’s express written consent in advance, or otherwise participate in any conduct or relationship that creates a conflict of interest in violation of Company policies.

(2)    The Participant will not knowingly participate in or pursue activities that harm the value of the Company’s intellectual property and will honor all agreements with the Company concerning the ownership and protection of proprietary works and intellectual property.
(b)    Avoidance of Competition and Other Detrimental Acts After Engagement.
(1)    Noncompete. The Participant agrees that during the period of the Participant’s employment with the Company or any Subsidiary or Affiliate and for the one (1) year period immediately following the termination of such employment for any reason or for no reason (the “Non-Compete Restricted Period”), the Participant shall not directly or by assisting or directing others, either as a principal, agent, employee, employer, consultant, partner, shareholder of a closely held corporation or shareholder in excess of five percent of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business that is a Competing Business (as defined herein).
(2)    Solicitation of Employees, Clients, Referral Sources, Vendors, Etc. The Participant agrees that during the period of the Participant’s employment with the Company or any Subsidiary or Affiliate, and for the two (2) year period immediately following the date of termination of such employment for any reason (the “Non-Solicit Restricted Period”), the Participant shall not, directly or by assisting or directing others, jointly or individually, on the Participant’s own behalf or on behalf of or in assistance to any individual, person or entity:
(i)    (x) solicit, or attempt to solicit, any Covered Employee (as defined below) for employment or service with any entity other than the Company or any Subsidiary or Affiliate; or (y) recruit or facilitate the hire, or attempt to recruit or facilitate the hire, of any Covered Employee or otherwise induce or encourage any Covered Employee to terminate or sever his, her, or its employment or other relationship with the Company or any Subsidiary or Affiliate or any of their successors or assigns; or
(ii)    (x) solicit business from any Covered Person (as defined below) in connection with, on behalf of or for the benefit of a Competing Business; or (y) otherwise induce or encourage any Covered Person to terminate, change, or reduce his, her, or its relationship with the Company or any Subsidiary or Affiliate or any of their successors or assigns for any reason.
Notwithstanding the foregoing, a general advertisement or solicitation for employment that is not targeted and that does not have the effect of being targeted to any current or former Covered

Employee or Covered Person shall not, by itself, be deemed to be a violation of the restrictions on solicitation contained in this Section 11(b)(2). For purposes of this Section 11(b)(2), “Covered Employee” shall mean any officer, director, employee, or agent who is employed by the Company or any Subsidiary or Affiliate or any of their successors or assigns or was so employed or engaged at any time during the twelve (12) months prior to the Participant’s termination of employment; provided, however, that any such individual who has ceased to be employed by or engaged with the Company or any Subsidiary or Affiliate for a period of at least six (6) months shall no longer be deemed a Covered Employee. “Covered Person” shall mean any customers, residents, patients, referral sources, clients, vendors, suppliers, investors, equity or financing sources, or consultants of the Company or any Subsidiary or Affiliate or any of their successors or assigns. The restrictions contained in Section 11(b)(2) are understood to be reasonably limited by geography to those locations, and counties, where the Covered Employee and Covered Person are present and available for solicitation. However, to the extent additional geographic limitations are required to make the restrictions enforceable, they shall be deemed limited to the Territory.
“Territory” means: (i) those states and counties in which the Company is engaged in business (or actively planning to engage in business in the near term) (including state and state-equivalents and county and county-equivalents therein) at the time the Participant’s employment ends and/or about which the Participant was provided access to Confidential Information during the Look Back Period (as defined below); and, (ii) the state and county where the Participant resides.

“Look Back Period” means the last two years of the Participant’s employment or such shorter period of time as the Participant was actually employed or engaged to provide personal services to the Company or its subsidiaries.

(c)    Disparaging Comments. The Company and the Participant agree that during the period of the Participant’s employment with the Company or any Subsidiary or Affiliate, and any time thereafter, the Participant shall not make any disparaging or defamatory comments regarding the Company or any Subsidiary or Affiliate or any of their successors or assigns, and the Company and its Affiliates shall not make or issue any public statements which are disparaging or defamatory regarding the Participant, and after termination of such employment neither party shall make any comments concerning any aspect of the termination of their relationship. The obligations of the Company and the Participant under this Section 11(c) shall not apply to Protected Conduct (as defined below).
    (d)    Confidentiality. All books of account, records, systems, correspondence, documents, memoranda, manuals, email, electronic or magnetic recordings or data and any and all other data, or compilations of such data or information, in whatever form and any copies thereof, concerning or containing any reference to the works and business of the Company or any Subsidiary or Affiliate shall belong to the Company and shall be given up to the Company whenever the Company requires the Participant to do so, other than documents pertaining to the Participant’s individual compensation (such as pay stubs and benefit plan booklets). The Participant agrees that the Participant shall not at any time during the term of the Participant’s employment with the Company or any Subsidiary or Affiliate, or at any time thereafter, without the Company’s prior written consent, disclose to any individual, person or entity any Confidential Information, nor will the Participant use, store, transmit, upload, copy, or download any Confidential Information, except as necessary in the performance of their job duties for the Company.
“Confidential Information” means any item or compilation of information or data, in whatever form (tangible or intangible), related to the Company’s business that the Participant acquires or gains access to in the course of their employment with the Company that the Company has not authorized public disclosure of, and that is not readily available to the public or persons outside the Company through proper means. By way of example and not limitation, Confidential Information is understood to include: (1) any financing strategies and practices, pricing strategies, structures and methods, underlying pricing-related variables such as costs, volume discounting options, and profit margins; training and operational procedures, advertising, marketing, and sales information or methodologies or financial information, business forecasts and expansion plans; (2) information relating to the Company’s or any Subsidiary’s or Affiliate’s or any of their customers’, referral sources’ or clients’ practices, businesses, procedures, systems, plans or policies, client lists, or prospective client lists; (3) information relating to residents or patients and their contract terms; and (4) associate/personnel data, including contact information. Confidential Information shall be understood to include any and all Company trade secrets (as defined under applicable state or federal law), but an item need not be a trade secret to qualify as Confidential Information. An item of Confidential Information will ordinarily constitute a trade secret under state or federal law if (a) it derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) it is the subject of efforts that are reasonable under the circumstances (or under federal law, using reasonable measures) to maintain its secrecy. Something is not acquired through proper means if acquired through theft, bribery, misrepresentation, breach or inducement of a breach of a duty to maintain secrecy by contract or otherwise, or espionage through electronic or other means. For purpose of clarity, it shall still be a violation of this Agreement for a non-management employee to wrongfully compete by sharing Confidential Information, which was obtained through the course of employment with the Company, with a competitor about other employees’ compensation and benefits for purposes of assisting such competitor in soliciting Company employees.
The Participant hereby confirms that all Confidential Information constitutes the Company’s exclusive property, and that all of the restrictions on the Participant’s activities contained in this Agreement and such other nondisclosure policies of the Company are required for the Company’s reasonable protection. Confidential Information shall not include any information that has otherwise been disclosed to the public not in violation of this Agreement. This confidentiality provision shall survive the termination of this Agreement and shall not be limited by any other confidentiality agreements entered into with the Company or any Subsidiary or Affiliate. Notwithstanding the foregoing, nothing in this Agreement (or any other Company policy or contract to which the Participant is or was subject) shall be construed to prohibit the Participant from communicating with any federal, state or local governmental agency or commission with oversight of the Company without notice to the Company, as provided for, protected under or warranted by applicable law. Further, the restrictions provided for in this Section 11(d) shall not be construed to prohibit the use of general knowledge and experience customarily relied upon in the Participant’s trade or profession that is not specific to the particular business matters of the Company (such as its business transactions, customers, residents, clients, or employees).
With respect to any Confidential Information that constitutes a “trade secret” pursuant to applicable law, the restrictions described above shall remain in force for so long as the particular information remains a trade secret or for the two (2) year period immediately following termination of the Participant’s employment for any reason, whichever is longer. With respect to any Confidential Information that does not constitute a “trade secret” pursuant to applicable law, the restrictions described above shall remain in force during the Participant’s employment and for the two (2) year period immediately following termination of such employment for any reason. Nothing in the foregoing shall be construed to permit the Participant to recreate records of Confidential Information from memory or retain copies of Confidential Information in any form after their employment or engagement with the Company ends. The Participant understands that they should have no records of this kind in their possession or control with which to refresh their memory after the Participant’s employment with the Company or any Subsidiary or Affiliate ends.
Notwithstanding anything to herein to the contrary, the Participant shall be permitted to use and disclose Confidential Information (solely as it relates to his compensation, benefits, and equity ownership) to (A) the Participant’s immediate family members, (B) the Participant’s attorneys, financial advisors, accountants and other professional advisors who are bound by obligations of confidentiality, or (C) any other person to which such use or disclosure is necessary (w) to effect compliance with applicable law, (x) to pursue the Participant’s rights or claims under this Agreement, or (z) to pursue the Participant’s rights or claims to indemnification or under directors’ and officers’ liability insurance policies.
The Participant agrees that the Participant shall promptly disclose to the Company in writing all information and inventions generated, conceived or first reduced to practice by the Participant alone or in conjunction with others, during or after working hours, while in the employ of the Company or any Subsidiary or Affiliate (all of which is collectively referred to in this Agreement as “Proprietary Information”); provided, however, that such Proprietary Information shall not include (a) any information that has otherwise been disclosed to the public not in violation of this Agreement and (b) general business knowledge and work skills of the Participant, even if developed or improved by the Participant while in the employ of the Company or any Subsidiary of Affiliate. All such Proprietary Information shall be the exclusive property of the Company and is hereby assigned by the Participant to the Company. The Participant’s obligation relative to the disclosure to the Company of such Proprietary Information anticipated in this Section 11(d) shall continue beyond the Participant’s termination of employment and the Participant shall, at the Company’s expense, give the Company all assistance it reasonably requires to perfect, protect and use its right to the Proprietary Information.
DTSA Notice: The Defend Trade Secrets Act of 2016 (DTSA) provides that no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public. It also provides that an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret except as permitted by court order.
(e)    Enforcement.
(1)    The Participant acknowledges that compliance with all provisions, covenants and agreements set forth in this Agreement, and the duration, terms and geographical area thereof, are reasonable and necessary to protect the legitimate business interests of the Company and its Subsidiaries and Affiliates.
(2)    The Participant acknowledges that a breach of the Participant’s obligations under this Section 11 may result in irreparable and continuing damage to the Company and/or its Subsidiaries and Affiliates for which there is no adequate remedy at law.
(3)    The Participant acknowledges that the Participant’s education, experience and/or abilities are such that the enforcement of the restrictive covenants in this Agreement will not prevent the Participant from earning a living and will not cause any undue hardship upon the Participant. Further, the Participant acknowledges that the equity they receive under this Agreement is mutually agreed upon consideration that is adequate and sufficient to make the covenants in Section 11 immediately binding and enforceable against them.
(4)    In the event of the violation by the Participant of any of the covenants contained in Section 11 the terms of each such covenant so violated shall be automatically extended from the date on which the Participant permanently ceases such violation for a period equal to the period in which the Participant was in breach of the covenant or for a period of twelve (12) months from the date of the entry by a court of competent jurisdiction of an order or judgment enforcing such covenant(s), whichever period is later; provided, however, this extension of time shall be capped, except as to violations of Section 11(d), so that the extension of time does not exceed two years from the date the Participant’s employment ended, and if this extension would make the restriction unenforceable under applicable law it will not be applied.
(5)    Each of the restrictive covenants contained in this Agreement is independent of any other contractual obligations of this Agreement or otherwise owed by the Participant to the Company and/or its Subsidiaries and Affiliates. Further, should the Participant be subject to an agreement with the Company containing confidentiality, non-solicitation, and/or noncompetition provisions, the restrictive covenants in this Agreement shall supplement (rather than supersede) the covenants in such other agreements (“Other Covenants”), and the Other Covenants shall remain in full force and effect. In addition, the Other Covenants in the Employment Agreement shall control over the covenants in this Agreement, and the restrictive covenants in this Agreement shall be construed to match the Other Covenants in the Employment Agreement. The existence of any claim or cause of action by the Participant against the Company and/or its Subsidiaries or Affiliates, whether based on this Agreement or otherwise, shall not create a defense to the enforcement by the Company and/or its Subsidiaries and Affiliates of any restrictive covenant contained in this Agreement.
(6)    Unless otherwise stated in Section 11(h), the Participant received a copy of this Agreement at least fourteen (14) days in advance of the date the Participant was expected to sign it. The Participant understands that the Company has advised them to use this time to consult with an attorney regarding this Agreement and that the Participant has a right to do so.
(7)    Protected Conduct. Nothing in this Agreement prohibits the Participant from: (i) opposing an event or conduct that the Participant reasonably believes is a violation of law, including criminal conduct, discrimination, harassment, retaliation, a safety or health violation, or other unlawful employment practices (whether in the workplace or at a work-related event); or (ii) disclosing sexual assault or sexual harassment (in the workplace, at work-related events, between employees, or between an employer and an employee or otherwise); or (iii) reporting such an event or conduct to the Participant’s attorney, law enforcement, or the relevant law-enforcement agency (such as the Securities and Exchange Commission, Department of Labor, Occupational Safety and Health Administration, Equal Employment Opportunity

Commission, or any equivalent state or local government agencies); or (iv) making any truthful statements or disclosures required by law or otherwise cooperating in an investigation conducted by any government agency (collectively referred to as “Protected Conduct”). Further, nothing requires notice to or approval from the Company before engaging in such Protected Conduct.
    (f)    Remedies.
(1)    It is intended that, in view of the nature of the Company’s and its Subsidiaries’ and Affiliates’ business, the restrictions contained in this Agreement are considered reasonable and necessary to protect the Company’s and its Subsidiaries’ and Affiliates’ legitimate business interests and that any violation of these restrictions would result in irreparable injury to the Company and/or its Subsidiaries and Affiliates. In the event of a breach (a “Covenant Breach”) or threatened breach by the Participant of any provision contained herein, the Company and its Subsidiaries and Affiliates may seek a temporary restraining order and injunctive relief without the posting of a bond. Nothing contained herein shall be construed as prohibiting the Company or its Subsidiaries or Affiliates from pursuing any other legal or equitable remedies available to it or them for any breach or threatened breach of these provisions, including, without limitation, recoupment and other remedies specified in the Agreement. In the event of a dispute regarding, arising out of, or in connection with the breach, enforcement or interpretation of this Agreement, including, without limitation, any action seeking injunctive relief, the prevailing party (as determined in a final, non-appealable order by a court of competent jurisdiction) may recover its reasonable attorneys’ fees, costs, and expenses from the other party, to the fullest extent permitted by law.
(2)    In the event of a Covenant Breach, the Company shall have the authority to (i) cancel all outstanding RSUs, whether vested or unvested; (ii) cancel all shares of Common Stock beneficially owned by the Participant that were issued in settlement of RSUs within 12 months on or prior, or at any time after, the date of the Participant’s termination of employment (“Cancellable Shares”); and (iii) recoup from the Participant any proceeds from the Participant’s sale, transfer or other disposition of Cancellable Shares; provided, however, that in the case of a Covenant Breach with respect to Section 11(b)(1) of this Addendum, the Company may not exercise such remedy unless the Participant shall not have fully corrected such circumstances giving rise to the Covenant Breach under Section 11(b)(1) within thirty (30) days following written notification from the Company. The Company is hereby authorized by the Participant, as the Participant’s attorney-in-fact, to execute all documents and undertake any required action on behalf of the Participant to transfer any Cancellable Shares back to the Company, after which the Participant shall not have any right, title, or interest of any kind to the Cancellable Shares. The Participant acknowledges and agrees that the Company has no obligation of any kind to the Participant with respect to the cancellation of RSUs or the Cancellable Shares, or the recoupment of proceeds from the disposition of Cancellable Shares, pursuant to this Section, including, but not limited to, reimbursement for any taxes previously paid by the Participant with respect to Cancellable Shares. This remedy shall be in addition to all other remedies, including those set forth in this Agreement and any other agreements between the parties. If the Participant resides in California, for so long as the Participant resides in California, this subsection (f)(2) shall not apply.

(g)    Company Intellectual Property. The Participant recognizes that all Works conceived, created, or reduced to practice by the Participant, alone or jointly with others, during the Participant’s employment related to the business of owning, operating, or managing senior living facilities or providing private duty healthcare or other services to patients or customers shall to the fullest extent permissible by law be considered the Company’s sole and exclusive property and “works made for hire” as defined in the U.S. Copyright Laws for purposes of United States law and the law of any other country adhering to the “works made for hire” or similar notion or doctrine, and will be considered the Company’s property from the moment of creation or conception forward for all purposes without the need for any further action or agreement by the Participant or the Company. If any such Works or portions thereof shall not be legally qualified as a works made for hire in the United States or elsewhere, or shall subsequently be held to not be a work made for hire or not the exclusive property of the Company, the Participant hereby assigns to the Company all of the Participant’s rights, title and interest, past, present, and future, to such Works. The Participant will not engage in any unauthorized publication or use of such Company Works, nor will the Participant use same to compete with or otherwise cause damage to the business interests of the Company. “Works” mean original works of authorship, including, but not limited to: literary works (including all written material), mask works, computer programs, formulas, tests, notes, data compilations, databases, artistic and graphic works (including designs, graphs, drawings, blueprints, and other works), recordings, models, photographs, slides, motion pictures, and audio visual works; whether copyrightable or not, and regardless of the form or manner in which documented or recorded.
(h)    State-Specific Modifications.
(1)    Alabama Addendum. If a court of competent jurisdiction deems that Alabama law applies, then: (i) the definition of “Non-Solicit Restricted Period” shall be modified to include the period of the Participant’s employment with the Company or any Subsidiary or Affiliate, and the eighteen (18) month period immediately following the date of termination of such employment for any reason; and (ii) the definition of “Covered Employee” shall be modified to be further limited to those employees who are uniquely essential to the management, organization, or service of the business (such as an employee involved in management or significant customer sales or servicing).
(2)     California Addendum. Notwithstanding anything in the Agreement or the Addendum to the contrary, while the Participant resides or is primarily assigned to work in California during their employment by the Company or its Subsidiaries or Affiliates, then for so long as the Participant resides or is primarily assigned to work in California:
The Governing Law clause in Section 12 shall not be applied to deprive the Participant of the protections or benefits of California law, and nothing in this Agreement shall require the Participant to litigate a claim relating to this Section 11 outside of California. Section 11(b)(1) and (2) shall not apply after the Participant’s employment with the Company (or its Subsidiary or Affiliate) ends. However, any conduct relating to the solicitation of the Company’s residents, patients, referral sources, clients, vendors, suppliers, investors, equity or financing sources, consultants, or employees that involves the misappropriation of the Company’s trade secret information, such as its protected customer information, will remain prohibited conduct at all times, and nothing in this Agreement shall be construed to limit or eliminate any rights or remedies the Company would have against the Participant under trade secret law, unfair competition law, or other laws applicable in California absent this Agreement. In addition to the other forms of Protected Conduct, nothing in the Agreement shall be construed to prohibit the Participant from disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Participant has reason to believe is unlawful.
(3)    Colorado Addendum. Notwithstanding anything in the Agreement or the Addendum to the contrary, while the Participant resides or is primarily assigned to work in

Colorado during their employment by the Company or its Subsidiaries or Affiliates, then for so long as the Participant resides or is primarily assigned to work in Colorado:
The Governing Law clause in Section 12 shall not be applied to deprive the Participant of the protections or benefits of Colorado law, and nothing in this Agreement shall require the Participant to litigate a claim relating to this Section 11 outside of Colorado. The non-competition covenant in Section 11(b)(1) and the Covered Person non-solicitation in Section 11(b)(2)(ii) will not be enforceable against the Participant unless the Participant’s earnings from the Company, when annualized, exceed the equivalent of $127,091 per year or the earnings threshold in effect as adjusted annually by the Colorado Division of Labor Standards and Statistics in the Department of Labor and Employment. The definition of “Covered Person” shall be modified to cover only those customers, residents, patients, referral sources, clients, vendors, suppliers, investors, equity or financing sources, or consultants with respect to which the Participant would have been provided trade secret information during the last two years of the Participant’s employment with the Company. The Participant stipulates that the non-competition and covered person non-solicitation obligations in Sections 11(a), 11(b)(1), and 11(b)(2)(ii) are reasonable and necessary for the protection of trade secrets within the meaning § 8-2-113(2)(b) (the “Colorado Noncompete Act”). The Participant acknowledges that they received notice of the covenant not to compete and its terms before the Participant accepted an offer of employment, or, if a current employee at the time the Participant enters into this Agreement, at least fourteen (14) days before the earlier of the effective date of the Agreement or the effective date of any additional compensation or change in the terms or conditions of employment that provides consideration for the covenant not to compete. If a current employee at the time the Participant receives this Agreement, under no circumstances will the obligations in Sections 11(b) become effective until fourteen (14) days have passed since the Participant received this Agreement. The Confidential Information restrictions in this Agreement do not prohibit disclosure of information that arises from the worker’s general training, knowledge, skill, or experience, whether gained on the job or otherwise, information that is readily ascertainable to the public, or information that a worker otherwise has a right to disclose as legally protected conduct. Nothing in this Agreement or Company policy limits or prevents a worker from disclosing information about workplace health and safety practices or hazards. Further, in addition to the other forms of Protected Conduct, nothing in the Agreement shall be construed to prohibit the Participant from disclosing or discussing (either orally or in writing) information about unlawful acts in the workplace, such as any alleged discriminatory or unfair employment practice.
(4)    Georgia Addendum. If a court of competent jurisdiction deems that Georgia law applies, then: (a) the definition of “Confidential Information” will be understood to exclude information voluntarily disclosed to the public by the Company (excluding unauthorized disclosures by the Participant or others), information that is the result of independent development by others, and information that is otherwise available in the public domain through lawful means. Nothing in this Agreement, including the definition of Confidential Information, limits or alters the definition of what constitutes a trade secret under any federal or state law designed to protect trade secrets; and (b) nothing in the covered person non-solicitation obligations in Section 11(b)(2)(ii) shall restrict the Participant from accepting business from a Covered Person so long as the Participant did not solicit, assist in soliciting, facilitate the solicitation of, provide, or offer to provide services to the Covered Person (regardless of who first initiated contact) or use Confidential Information to encourage or induce the Covered Person to withdraw, curtail, or cancel its business with the Company or in any other manner modify or fail to enter into any actual or potential business relationship with the Company.
(5)    Idaho Addendum. If a court of competent jurisdiction deems that Idaho law applies, then the definition of “Non-Compete Restricted Period” shall be modified to include the twelve (12) month period immediately following the date of termination of the Participant’s employment with the Company (or any Subsidiary or Affiliate) for any reason.
(6)    Illinois Addendum. If a court of competent jurisdiction deems that Illinois law applies, then: (i) the Participant acknowledges that the equity they receive under this Agreement is mutually agreed upon consideration that is adequate and sufficient to make the covenants in Section 11 immediately binding and enforceable against them; (ii) the non-competition restrictions in Section 11(b)(1) shall not apply if the Participant earns equal to or less than $75,000 annually (“Non-Competition Earnings Threshold”) (with the Non-Competition Earnings Threshold increasing by $5,000 every five years from January 1, 2027 through January 1, 2037); (iii) the Covered Person non-solicit obligations and employee non-solicit obligations in Section 11(b)(2) shall not apply if the Participant earns equal or less than $45,000 annually (“Non-Solicit Earnings Threshold”) (with the Non-Solicit Earnings Threshold increasing by $2,500 every five years from January 1, 2027 through January 1, 2037). The Participant further agrees that if, at the time the Participant signs the Agreement, the Participant’s earnings do not meet the Non-Competition Earnings Threshold and/or the Non-Solicit Earnings Threshold, then the non-competition provision contained in Section 11(b)(1), will automatically become enforceable against the Participant if and when the Participant begins earning an amount equal to or greater than the Non-Competition Earnings Threshold, and the Covered Person non-solicit obligations and employee non-solicit obligations in Section 11(b)(2) will automatically become enforceable against the Participant if and when the Participant begins earning an amount equal to or greater than the Non-Solicit Earnings Threshold; and (iv) the last sentence of Section 11(f)(1) relating to attorneys’ fees shall be replaced with the following language: “In the event that any action is filed to enforce the terms and conditions of Section 11 of this Agreement, the prevailing party in the action will recover from the non-prevailing party, in addition to any other sum that either party may be called upon to pay, a reasonable sum for the prevailing party’s attorney’s fees and costs..”
(7)    Indiana Addendum. If a court of competent jurisdiction deems that Indiana law applies, then: the definition of “Covered Employee” shall be modified to be further limited to employees who have access to or possess any Confidential Information that would give a competitor an unfair advantage.
(8)    Louisiana Addendum. If a court of competent jurisdiction deems that Louisiana law applies, then: (a) the meaning of the Participant’s “Territory” shall be understood to include the parishes (and equivalents) in the following list so long as the Company continues to carry on business therein: Acadia, Allen, Avoyelles, Beauregard, Bienville, Bossier, Caddo, Calcasieu, Cameron, Catahoula, Desoto, Evangeline, Grant, Iberia, Jefferson Davis, Jefferson, Lafayette, LaSalle, Natchitoches, Orleans, Rapides, Red River, St. Charles, St. John the Baptist, St. Landry, St. Martin, St. Tammany, Tangipahoa, Vermillion, Vernon, Washington, Webster; and (b) the Participant’s Covered Person non-solicit obligations (as well as their non-compete obligations) shall be limited to the parishes and counties (or their equivalents) from the foregoing list that fall within the Participant’s Territory. The Participant agrees that the foregoing provides the Participant with adequate notice of the geographic scope of the restrictions contained in the Agreement by name of specific parish or parishes (and equivalents), municipality or municipalities, and/or parts thereof.

(9)    Maine Addendum. If a court of competent jurisdiction deems that Maine law applies, then: (i) the Participant acknowledges that if the Participant is being initially hired by the Company (or its Subsidiary or Affiliate) that the Participant was notified a noncompete agreement would be required prior to their receiving a formal offer of employment from the Company (or its Subsidiary or Affiliate) and the Participant received a copy of the Agreement at least three business days before they were required to sign the Agreement; (ii) Section 11(b)(1) will not take effect (to restrict the Participant post-employment) until one year of employment or a period of six months from the date the agreement is signed, whichever is later; and (iii) Section 11(b)(1) shall not apply if the Participant earns at or below 400% of the federal poverty level.
(10)    Massachusetts Addendum. If a court of competent jurisdiction deems that Massachusetts law applies, then: (i) the Participant acknowledges that the opportunity to receive equity under this Agreement is mutually agreed upon consideration that is adequate and sufficient to make the covenants in Section 11(b)(1) to be immediately binding and enforceable against them; (ii) the definition of “Non-Compete Restricted Period” shall be modified to include the twelve (12) month period immediately following the date of termination of the Participant’s employment with the Company (or any Subsidiary or Affiliate); however, if the Participant breaches their fiduciary duty to the Company (or any Subsidiary or Affiliate) and/or has unlawfully taken, physically or electronically, any Company records, then the Non-Compete Restricted Period shall be extended to a period of two (2) years from the cessation of employment with the Company or any Subsidiary or Affiliate; (iii) the non-compete in Section 11(b)(1) shall only apply post-employment if the Participant’s employment ends voluntarily or involuntarily for cause. The Participant understands that for the limited purposes of the application of the non-competition restriction in Section 11(b)(1) of the Agreement, “cause” to terminate the Participant’s employment exists if the Participant has: (A) materially breached any obligations under any applicable employment, confidentiality, nonsolicitation, invention assignment, or noncompetition agreement with the Company; (B) been convicted of or entered a plea of guilty or nolo contendere to, or admission to facts sufficient for a finding of guilt for, any crime constituting a felony or any misdemeanor involving fraud, dishonesty and/or moral turpitude; (C) neglected, refused, or failed to discharge their duties (other than due to physical or mental illness) commensurate with their title and function, or their failure to comply with a lawful direction of the Company; (D) breached their duty of loyalty or fiduciary duty to the Company; (E) violated the Company’s policy or policies; (F) engaged in unlawful discrimination or harassment; (G) engaged in any other willful misconduct which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company; and/or (H) engaged in any other act that is accepted as cause for termination under the common law of the Commonwealth of Massachusetts. Nothing in this herein shall be construed to eliminate or modify the “at-will” nature of the parties’ relationship; (iv) the Participant acknowledges that they have been advised of their right to consult with an attorney about this Agreement and has been given an opportunity to do so; (v) the Participant acknowledges that if they are being initially hired by the Company that they received a copy of this Agreement with their first formal offer of employment from the Company or at least ten (10) business days before commencement of the Participant’s employment by the Company, whichever came first; and if the Participant was already employed by the Company at the time of signing this Agreement, that the Participant was provided a copy hereof at least ten (10) business days before the effective date of this Agreement. If a current employee at the time the Participant receives this Agreement, under no circumstances will the obligations in Sections 11(b) become effective until ten (10) business days have passed since the Participant received this Agreement; (vi) the tolling language in Section 11(e)(4) shall only apply to any breach of Section 11(b)(2) (i.e., the tolling language shall not apply to Section 11(b)(1)); and (vii) any dispute relating to or arising out of Section 11 shall be exclusively finally resolved by a state or federal court located in the county where the Participant resides or the business litigation session of the superior court in Suffolk County, Massachusetts and the parties to this Agreement hereby consent to personal jurisdiction therein.
(11)    Minnesota Addendum. Notwithstanding anything in the Agreement or the Addendum to the contrary, while the Participant resides or is primarily assigned to work in Minnesota during their employment by the Company or its Subsidiaries or Affiliates, then for so long as the Participant resides or is primarily assigned to work in Minnesota: The Governing Law clause in Section 12 shall not be applied to deprive the Participant of the protections or benefits of Minnesota law, and nothing in this Agreement shall require the Participant to litigate a claim relating to Section 11 outside of Minnesota. In addition, the non-compete in Section 11(b)(1) shall not apply after the Participant’s employment with the Company (or its Subsidiary or Affiliate) ends.
(12)    Missouri Addendum. If a court of competent jurisdiction deems that Missouri law applies, then: the definition of “Covered Employee” will be modified to exclude from its definition any employee who provides only secretarial or clerical services.
(13)    Nebraska Addendum. If a court of competent jurisdiction deems that Nebraska law applies, then: (a) the definition of “Covered Person” shall be further limited to those Covered Persons with which the Participant, alone or in combination with others, handled, serviced, or solicited at any time during the Look Back Period; and (b) the non-compete in Section 11(b)(1) shall not apply after the Participant’s employment with the Company (or its Subsidiary or Affiliate) ends.
(14)    Nevada Addendum. If a court of competent jurisdiction deems that Nevada law applies, then: (i) the Participant acknowledges that the equity they receive under this Agreement is mutually agreed upon consideration that is valuable and sufficient to make the covenants in Section 11(b)(1) to be immediately binding and enforceable against them; (ii) the non-competition in Section 11(b)(1) and the Covered Person non-solicit obligations in Section 11(b)(2)(ii) do not preclude the Participant from providing services to any former customer, resident, patient, referral source, client, vendor, supplier, investor, equity or financing source, or consultant of the Company if: (A) the Participant did not solicit the former customer, resident, patient, referral source, client, vendor, supplier, investor, equity or financing source, or consultant; (B) the customer, resident, patient, referral source, client, vendor, supplier, investor, equity or financing source, or consultant voluntarily chose to leave and seek services from the Participant; and (C) the Participant is otherwise complying with the limitations in Section 11 of this Agreement as to time, geographical area, and scope of activity to be restrained; and (iii) if the Participant’s employment with the Company (or its Subsidiary or Affiliate) is terminated as a result of a reduction in force, reorganization, or similar restructuring of the Company (or its Subsidiary or Affiliate), the noncompetition covenant in Section 11(b)(1) will only be enforceable during the period in which the Company is paying the Participant’s salary, benefits, or equivalent compensation, including without limitation, severance pay, if it elects to make such a payment.

(15)    New Hampshire Addendum. If a court of competent jurisdiction deems that New Hampshire law applies, then the Participant acknowledges that the Participant was given a copy of this Agreement prior to a change in job classification or acceptance of an offer of employment.

(16)    New York Addendum. If a court of competent jurisdiction deems that New York law applies, then: “Covered Person” shall be modified to exclude from its definition any customers, residents, patients, referral sources, clients, vendors, suppliers, investors, equity or financing sources, or consultants of the Company or any Subsidiary or Affiliate which entered into a business relationship with the Company (or its Subsidiary or Affiliate) as a result of the Participant’s independent contact and business development efforts with the customer prior to and independent from the Participant’s employment with the Company (or its Subsidiary or Affiliate). However, the Participant agrees that after a period of two years from the start of their employment with the Company (or its Subsidiary or Affiliate), the Company (or its Subsidiary or Affiliate) will have invested sufficient time, financial support and effort in developing and serving any such customers, residents, patients, referral sources, clients, vendors, suppliers, investors, equity or financing sources, or consultants, to support the application of the covered person non-solicit obligations. Accordingly, two years following the start of the Participant’s employment with the Company (or its Subsidiary or Affiliate), this modification shall not apply.
(17)    North Carolina Addendum. If a court of competent jurisdiction deems that North Carolina law applies, then: the Look Back Period shall be calculated looking back one year from the date the employment ends or two years from the date of enforcement and not from the date employment ends, whichever provides the Company the greatest protection and is enforceable under applicable law.
(18)    Oklahoma Addendum. If a court of competent jurisdiction deems that Oklahoma law applies, then: (i) the non-competition restrictions in Section 11(b)(1) shall not apply after the Participant’s employment with the Company (or its Subsidiary or Affiliate) ends; and (ii) the Covered Person non-solicit obligations shall all be amended to provide that notwithstanding anything in it to the contrary, the Participant shall be permitted to engage in the same business as that conducted by the Company or in a similar business as long as the Participant does not directly solicit the sale of goods, services or a combination of goods and services from the established customers, residents or patients of the Company or its Subsidiary or Affiliate.
(19)    Oregon Addendum. If a court of competent jurisdiction deems that Oregon law applies, then: (i) the definition of “Non-Compete Restricted Period” shall be modified to include the twelve (12) month period immediately following the date of termination of the Participant’s employment with the Company or any Subsidiary or Affiliate for any reason; and (ii) unless the Company chooses to compensate the Participant as allowed under the Oregon Noncompete Act (Or. Rev. Stat. § 653 et seq.), the restrictions in Section 11(b)(1) shall only apply to the Participant if: (A) they are engaged in administrative, executive or professional work and perform predominantly intellectual, managerial, or creative tasks, exercise discretion and independent judgment and earn a salary and am paid on a salary basis; (B) the Company has a “protectable interest” (meaning, access to trade secrets or competitively sensitive confidential business or professional information that otherwise would not qualify as a trade secret, including product development plans, product launch plans, marketing strategy or sales plans); and (C) the total amount of the Participant’s annual gross salary and commission, calculated on an annual basis, at the time of my termination, exceeds $100,533 (or the earnings threshold in effect based on annual adjustment for inflation pursuant to the Consumer Price Index for All Urban Consumers, West Region (All Items), as published by the Bureau of Labor Statistics of the United States Department of Labor immediately preceding the calendar year of the Participant’s termination). In addition, if the Participant is a new employee, the Participant acknowledges that they were notified in a written offer of employment received two weeks before the commencement of employment that a noncompetition agreement was a condition of employment.
(20)    Utah Addendum. If a court of competent jurisdiction deems that Utah law applies, the definition of “Non-Compete Restricted Period” shall be modified to include the twelve (12) month period immediately following the date of termination of the Participant’s employment with the Company (or any Subsidiary or Affiliate) for any reason.
(21)    Virginia Addendum. If a court of competent jurisdiction deems that Virginia law applies, then: (i) the parties agree that the non-competition and non-solicitation obligations are reasonably limited in nature and do not prohibit employment with a competing business in a non-competitive position; and (ii) if the Participant resides in Virginia and their average weekly earnings calculated as provided for under Code of Virginia § 40.1-28.7:7 (the “Virginia Act”), are less than the average weekly wage of the Commonwealth as determined pursuant to subsection B of § 65.2-500 or the Participant otherwise qualifies as a “low-wage employee” under the Virginia Act then the non-competition obligations in Section 11(b)(1) shall not apply to the Participant and nothing that constitutes a “covenant not to compete” as defined by the Virginia Act shall restrict the Participant from providing a service to a Covered Person if the Participant does not initiate contact with or solicit the Covered Person. The Participant shall not be considered a “low-wage employee” if the Participant’s earnings are derived, in whole or in predominant part, from sales commissions, incentives, or bonuses paid to the employee by the Company (or its Subsidiary or Affiliate).
(22)    Washington Addendum. Notwithstanding anything in the Agreement or the Addendum to the contrary, while the Participant resides or is primarily assigned to work in Washington during their employment by the Company or its Subsidiaries or Affiliates, then for so long as the Participant resides or is primarily assigned to work in Washington:
The Governing Law clause in Section 12 shall not be applied to deprive the Participant of the protections or benefits of the Washington Noncompete Act (Rev. Code of Wash. (RCW) §§ 49.62.005 - 900) (the “Washington Act”) and nothing in this Agreement shall require the Participant to litigate a claim relating to this Section 11 outside of Washington. The definition of the “Non-Solicit Restricted Period” is modified to include a period of eighteen (18) months immediately following the date of the Participant’s termination from the Company (or its Subsidiary or Affiliate). Unless or until the Participant’s earnings from the Company (or its Subsidiary or Affiliate) over the prior year (or the portion thereof for which the Participant was employed), when annualized, exceed the equivalent of $123,395 per year or the then inflation-adjusted equivalent in accordance with the requirements of the Washington Act: (i) Section 11(b)(2) of this Addendum is modified to only prohibit solicitation by the Participant (A) of any Covered Employee of the Company to leave employment with the Company, and (B) of any Covered Person to cease or reduce the extent to which it is doing business with the Company; in accordance with the definition of an enforceable “Nonsolicitation Agreement” under the Washington Act; and (ii) the non-competition covenant in Section 11(b)(1) will not be or become enforceable against the Participant. “Covered Person” means a customer (including a resident or patient) of the Company or any Subsidiary or Affiliate or any of their successors or assigns that the Participant had material contact with during the two (2) years prior to the Participant’s termination of employment and that/who is engaged in business with the Company or its Subsidiary or Affiliate at the time of solicitation. Material contact will be presumed present if in the two-year period the Participant (or persons under the Participant’s supervision) had contact with the customer, resident, or patient, or the Participant was provided Confidential Information about the customer, resident, or patient, or the Participant received commissions or other beneficial credit for business conducted with the customer, resident, or patient. “Covered Employee” shall mean any employee who is employed by the Company or any Subsidiary or Affiliate or any of their successors or assigns or was so employed at any time during the twelve (12) months prior to the Participant’s termination of employment and with whom the Participant worked, whom the Participant supervised, or about whom the Participant acquired Confidential Information. Further, in addition to the other forms of Protected Conduct, nothing in the Agreement prohibits disclosure or discussion of conduct the Participant reasonably believes to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy.
(23)    Wisconsin Addendum. If a court of competent jurisdiction deems that Wisconsin law applies, then: (i) the tolling language in Section 11(e)(4) shall not apply; (ii) the definition of “Covered Employee” shall be modified to be further limited to those employees who are either entrusted with Confidential Information or employed in a position essential to the management, organization, or service of the business (such as, but not limited to maintaining the Company’s or its Subsidiary’s or Affiliate’s customer and other key relationships); and (iii) the Participant understands that the obligations in Section 11(b)(2) of the Addendum are limited to the Territory.

Exhibit B

23.PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
UNDER THE BROOKDALE SENIOR LIVING INC.
2024 OMNIBUS INCENTIVE PLAN
This Award Agreement, including the Addendum hereto (this “Agreement”), dated as of October 6, 2025 (the “Date of Grant”), is made by and between Brookdale Senior Living Inc., a Delaware corporation (the “Company”), and Nikolas W. Stengle (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Brookdale Senior Living Inc. 2024 Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.
1.Grant of RSUs.
(a)The Company hereby grants to the Participant [●]2 performance-based restricted stock units under the Plan (the “RSUs”). The RSUs shall be subject to the performance criteria set forth below and the terms and conditions of the Plan and this Agreement.

Performance Criteria	Scheduled Vesting Date
Exhibit A	October 6, 2028
(b)Additional performance-based restricted stock units may become issuable to the Participant under the Plan as set forth in Section 2(a). If and when any such additional units become issuable, they shall be subject to all of the terms and conditions of the Plan and this Agreement as RSUs.
2.Vesting.
(a)General. Except as otherwise provided in this Section 2 and in Section 2 of the Addendum to this Agreement, vesting is subject to the satisfaction of both the Performance Criteria and the Service Condition (each as defined below). Subject to the provisions set forth below, the RSUs may vest on the scheduled vesting date set forth in Section 1(a) (together with any other date on which any portion of the RSUs may vest pursuant to this Section 2 and Section 2 of the Addendum, a “Vesting Date”), with the exact percentage that vests to be determined by the degree to which the Company’s performance results meet the performance criteria set forth on Exhibit A hereto (the “Performance Criteria”). Following the completion of the performance period on October 5, 2028 (the “Measurement Date”), the Administrator shall determine the Company’s performance results relative to the Performance Criteria. If the Company’s performance results are less than 100% on the scale set forth in the Performance Criteria, any RSUs comprising a portion that is not earned shall be forfeited and be deemed no longer to be part of this Agreement effective as of the Measurement Date. If the Company’s performance
2Two separate awards using this form (one for the performance-based 2025 Pro-Rata LTI Award and one for the performance-based 2025 Inducement Award), which in aggregate are to be equal to 60% of the total Sign-On LTI Awards.

results exceed 100% on the scale set forth in the Performance Criteria, the Company shall issue such number of additional RSUs as calculated in Exhibit A (the “Additional RSUs”). Except as otherwise specifically set forth in this Agreement and Section 2 of the Addendum to this Agreement, vesting of any portion of the RSUs on the Vesting Date is subject to the continued Service of the Participant with the Company or one of its Subsidiaries or Affiliates (or a successor to any of them) from the Date of Grant to such Vesting Date (the “Service Condition”), and upon termination of the Participant’s Service with the Company and its Subsidiaries and Affiliates for any reason, all unvested RSUs outstanding as of the date of such termination shall automatically and without notice terminate and be forfeited and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs.
(b)Award Not Assumed Following Change in Control. Upon the occurrence of a Change in Control, if the RSUs that are outstanding effective immediately prior to such Change in Control are not assumed, continued or substituted with an award relating to a publicly-traded security of the acquirer (or the Company) on the same terms and conditions that were applicable to such outstanding RSUs, then the Measurement Date shall be deemed to be the day immediately preceding the Change in Control and the Performance Criteria shall be measured based on the price per share of Common Stock to be paid in the Change in Control (or if no consideration is paid in connection with the Change in Control, the Performance Criteria shall be deemed to have been achieved at the target level as set forth on Exhibit A) and such RSUs shall vest and be settled upon the consummation of the Change in Control.
(c)Award Assumed Following Change in Control. Upon the occurrence of a Change in Control in which the RSUs that are outstanding effective immediately prior to such Change in Control are assumed, continued or substituted with an award relating to a publicly-traded security of the acquirer (or the Company) on the same terms and conditions that were applicable to such outstanding RSUs, then the Measurement Date shall be deemed to be the day immediately preceding the Change in Control and the Performance Criteria shall be measured based on the price per share of Common Stock to be paid in the Change in Control (or if no consideration is paid in connection with the Change in Control, the Performance Criteria shall be deemed to have been achieved at the target level as set forth on Exhibit A) and such RSUs shall continue to vest subject to the Service Condition.
3.Settlement of Restricted Stock Units. As soon as practicable following each Vesting Date (but in no event later than 30 days following the Vesting Date or such earlier time specified in this Agreement), the Company shall issue to the Participant the number of shares of Stock equal to the aggregate number of RSUs that have vested pursuant to this Agreement on such date and the Participant shall thereafter have all the rights of a stockholder of the Company with respect to such shares. Notwithstanding anything in this Agreement to the contrary, no fractional shares shall vest or be issuable under this Agreement, and any such fractional shares shall be rounded down to the next whole share; provided, that the Administrator may, in its sole discretion, provide a cash payment in lieu of any such fractional share.
4.Rights as a Stockholder. Section 4 of the Addendum is incorporated herein.
5.Adjustments. Pursuant to Section 5 of the Plan, in the event of a Change in Capitalization as described therein, the Administrator shall make such equitable changes or
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adjustments, as it deems necessary or appropriate, in its discretion, to the number and kind of securities or other property (including cash) issued or issuable in respect of outstanding RSUs.
6.Certain Changes. The Administrator may accelerate the vesting dates or otherwise adjust any of the terms of the RSUs; provided that, subject to Section 5 of the Plan, Section 11(f) of the Addendum to this Agreement and Section 22 of this Agreement, no action under this Section shall adversely affect the Participant’s rights hereunder.
7.Notices. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties, as follows: (i) if to the Company, at Brookdale Senior Living Inc., 105 Westwood Place, Suite 400, Brentwood, TN 37027, Facsimile: (615) 564-8204, Attn: General Counsel and (ii) if to the Participant, using the contact information on file with the Company. Either party hereto may change such party’s address for notices by notice duly given pursuant hereto. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any notice or other communications related to the RSUs, this Agreement or current or future participation in the Plan by electronic means. The Participant hereby consents to receive such notices and other communications by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company (including the Company’s stock plan service provider’s website).
8.Taxes. The Participant has reviewed with the Participant’s own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant acknowledges and agrees that the Participant is responsible for the tax consequences associated with the award and vesting of the RSUs.
9.Withholding. Delivery of shares of Stock is conditioned upon the Participant’s making arrangements satisfactory to the Administrator regarding payment of income and employment tax withholding requirements as set forth in Section 15 of the Plan; provided, however, that the Participant may elect, without the consent of the Company, to have the Company withhold from delivery of shares of Stock issuable upon the settlement of the RSUs such number of shares of Stock having a Fair Market Value not exceeding the applicable taxes to be withheld and applied to the tax obligations of the Participant as determined by the Company. In making its determination, the Company may calculate such amount by taking into account applicable withholding rates not exceeding the maximum individual statutory tax rates in the Participant’s applicable jurisdictions.
10.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
11.Restrictive Covenants. The provisions of Section 11 of the Addendum to this Agreement are incorporated herein.
12.Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws. If during
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the Participant’s Service with the Company, the Participant primarily resides or is primarily assigned to the Company or one of its Subsidiary or Affiliate location(s) in California, Colorado, Minnesota, or Washington, then for so long as the Participant primarily resides in such state or is primarily assigned to location(s) in such states during the Participant’s Service, this Section 12 shall not apply to the covenants in Section 11 of the Addendum.
13.Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the RSUs and this Agreement shall be subject to all terms and conditions of the Plan.
14.Amendments; Construction. The Administrator may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without the Participant’s consent. Headings to Sections of this Agreement are intended for convenience of reference only, are not part of this Agreement and shall have no effect on the interpretation hereof.
15.Survival of Terms. This Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors. The terms of Section 11 of the Addendum to this Agreement and Section 22 of this Agreement shall expressly survive the vesting and/or forfeiture of the RSUs and any expiration or termination of this Agreement.
16.Compliance with Stock Ownership and Retention Guidelines. The Participant hereby agrees to comply with the Company’s Stock Ownership and Retention Guidelines (as amended from time to time, the “Guidelines”), to the extent such Guidelines are applicable, or become applicable, to the Participant. The Participant further acknowledges that, if the Participant is not in compliance with such Guidelines (if applicable), the Administrator may refrain from issuing additional equity awards to the Participant and/or elect to pay the Participant’s annual bonus in the form of vested or unvested Common Stock.
17.Agreement Not a Contract for Services. Neither the Plan, the granting of the RSUs, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to provide Services as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.
18.Restrictions. The RSUs may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Participant, and any shares of Stock issuable with respect to the RSUs may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until such shares of Stock have been issued to the Participant upon vesting of the RSUs in accordance with the terms of the Plan and this Agreement. Unless the Administrator determines otherwise, upon any attempt to transfer RSUs or any rights in respect of RSUs before the lapse of such restrictions, such RSUs, and all of the rights related thereto, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.
19.Authority of the Administrator. The Administrator shall have full authority to interpret and construe the terms of the Plan and this Agreement (including, without limitation, the authority to determine whether, and the extent to which, any Performance Criteria have been
4

achieved). Pursuant to the terms of the Plan, the Administrator shall also have full authority to make equitable adjustments to the Performance Criteria in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.
20.Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provision or provisions in any other jurisdiction.
21.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the RSUs subject to all the terms and conditions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement. By the Participant’s electronically accepting the award of the RSUs using an online or electronic system established and maintained by the Company or a third party designated by the Company (including the Company’s stock plan service provider’s website), the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Participant’s electronic acceptance of the award of the RSUs shall have the same validity and effect as a signature affixed to this Agreement by the Participant’s hand. The Participant understands their participation in the terms of the Plan and this Agreement through acceptance of RSUs is entirely voluntary, and is not a term and/or condition of Service but is instead an award granted on a discretionary basis to align the Participant’s interests with those of the Company’s stockholders and is an award that the Participant is free to decline at the Participant’s discretion.
22.Clawback. Notwithstanding anything herein to the contrary, the RSUs (including any shares of Stock issued to the Participant upon settlement thereof) shall be subject to forfeiture, reduction, and/or recoupment (i) to the extent provided in the Company’s Clawback and Forfeiture Policy, as it may be amended from time to time; (ii) to the extent that the Participant becomes subject to any other recoupment or clawback policy hereafter adopted by the Company, including any such policy adopted by the Company to comply with the requirements of any applicable laws, rules, regulations, or stock exchange listing requirements, including pursuant to final SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (iii) to the extent provided under applicable legal requirements which impose
5

recoupment, under circumstances set forth in such applicable legal requirements, including the Sarbanes-Oxley Act of 2002.
23.Section 409A. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the RSUs are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code. Notwithstanding anything to the contrary in this Agreement or an accompanying election form executed by the Participant, if (i) on the date of the Participant’s Separation from Service with the Company the Participant is a “specified employee” (as such term is defined under Section 1.409A-1(i) of the Treasury Regulations promulgated under Section 409A of the Code) of the Company and (ii) any payments to be provided to the Participant pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code, or any other taxes or penalties imposed under Section 409A of the Code if provided at the time otherwise required under this Agreement, then such payments shall be delayed until the date that is six months after the date of the Participant’s separation from service from the Company, or if earlier, his or her death. Any payments delayed pursuant to this paragraph shall be made in a lump sum on the first day of the seventh month following the Participant’s separation from service, or if earlier, the Participant’s death. Each payment upon settlement of RSUs (and any related dividend or related dividend equivalent rights) constitutes a “separate payment” for purposes of Section 409A of the Code. Notwithstanding any other provision of this Agreement, if and to the extent that any payment under this Agreement constitutes non-qualified deferred compensation under Section 409A of the Code, and is payable upon (i) the Participant’s termination of Service, then such payment shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A of the Code, or (ii) a Change in Control, then such payment shall be made or provided to the Participant only upon a “change in the ownership”, a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the applicable corporation as defined for purposes of Section 409A of the Code.

[signature page follows]
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

BROOKDALE SENIOR LIVING INC.

By:
Name:     Chad C. White
Title:     Executive Vice President, General Counsel
     and Secretary

PARTICIPANT

Nikolas W. Stengle

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EXHIBIT A

Stock Price Hurdle*

Vesting of the RSUs (plus any Additional RSUs that become issuable pursuant to Section 2(a) of the Agreement) will be dependent upon the Company’s average closing stock price over the 20-trading days ending on (or if such date is not a trading date, the last trading day immediately prior to) the Measurement Date as set forth in the grid below, with vesting to be interpolated on a straight-line basis between the applicable levels based on actual results.

Stock Price Hurdle	% of Target to Vest
$[***] (Maximum)	300%
$[***]	200%
$[***] (Target)	100%
$[***] (Threshold)	50%
Below $[***]	No Vesting

*Subject in all cases to the terms of the Plan and the Agreement, including the discretionary and interpretative authority of the Administrator set forth in the Plan and the Agreement.

ADDENDUM TO
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
UNDER THE BROOKDALE SENIOR LIVING INC.
2024 OMNIBUS INCENTIVE PLAN.
Section 2:
Notwithstanding Section 2 or anything in the Agreement to the contrary:
(i)    In the event that the Participant’s Service with the Company and its Subsidiaries and Affiliates (or a successor to any of them) is terminated within eighteen (18) months following a Change in Control by the Company (or such other entity) without Cause or by the Participant for Good Reason (as defined in the Employment Agreement by and between the Company and the Participant dated as of October 1, 2025 (the “Employment Agreement”)), then the RSUs that are outstanding effective on the date of such termination shall vest effective upon such termination and be settled within 30 days following such termination.
(ii)     In the event that the Participant’s Service with the Company and its Subsidiaries and Affiliates is terminated by the Company without Cause or by the Participant with Good Reason (other than as described in paragraph (i) above) or on account of the Participant’s death or Disability, the RSUs that are outstanding effective on the date of such termination of Service shall be prorated in accordance with the following calculation (rounded to the nearest whole number) and such number of RSUs resulting therefrom shall remain outstanding following such termination and shall be eligible to vest (including any Additional RSUs) subject to the achievement of the Performance Criteria as if the Service Condition shall have been met as of the applicable Vesting Date (with the remaining number of RSUs to be forfeited upon the date of such termination):
[x] the number of RSUs then outstanding multiplied by ([y] the number of days since the Date of Grant that have lapsed through the date of such termination of Service divided by [z] 1,096 (i.e., the total number of days in the three-year performance period)).
Notwithstanding the foregoing, in the event of a Change in Control following a termination event described in this subparagraph (ii), the RSUs outstanding effective immediately prior to such Change in Control shall be eligible to vest and be settled upon the consummation of the Change in Control with the Performance Criteria to be measured as set forth in Section 2(b).
(iii)    In the event the Participant retires from the Company and its Subsidiaries and Affiliates (A) on or after attaining age sixty (60) with a minimum of five (5) years of service with the Company and its Subsidiaries and Affiliates and (B) after providing no less than six (6) months’ advance written notice to the Company of the anticipated Retirement, the following percentages of the RSUs that are outstanding effective on the date of such Retirement shall remain outstanding following such Retirement and shall be eligible to vest (including any Additional RSUs) subject to the achievement of the Performance Criteria as if the Service Condition shall have been met as of the Vesting Date:
(1)    for a Retirement date that occurs prior to October 6, 2026, the percentage equal to the number of full months employed since the Date of Grant divided by 12 (with the remaining percentage of the RSUs to be forfeited upon the date of such retirement); and
(2)    for a Retirement date that occurs on or after October 6, 2026, 100% of the RSUs.
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Section 4:
The Participant shall have no voting rights with respect to RSUs outstanding on any applicable record date. Any ordinary or extraordinary cash or stock dividend that may be declared and paid on the Common Stock with a record date on or after the Date of Grant and prior to the settlement date of the RSUs shall be deposited (in the same form as was payable to the holders of Common Stock) in an account and be paid upon, and subject to, the vesting and settlement of the RSUs. For the avoidance of doubt, the Participant shall not be entitled to payment of dividends or dividend equivalents with respect to an RSU unless and until the vesting and settlement of such RSU in accordance with this Agreement, and all such dividends or dividend equivalents with respect to any RSU shall forfeit upon the forfeiture of such RSU.
Section 11: Commitment to Avoid Detrimental Activities.
The Participant understands the Company has developed, and is continuing to develop, substantial relationships with actual and prospective officers, directors, employees, consultants, agents, customers, residents, patients, referral sources, clients, vendors, suppliers, investors, and equity and financing sources, associate and customer goodwill, and confidential and proprietary business information and trade secrets, which the Company and its Subsidiaries and Affiliates have the right to protect in order to safeguard their legitimate business interests. Any misappropriation of such relationships or goodwill, or any improper disclosure or use of the Company’s and its Subsidiaries’ and Affiliates’ confidential and proprietary business information and trade secrets would be highly detrimental to their business interests in that serious and substantial loss of business and pecuniary damages would result therefrom. The Participant also acknowledges and recognizes that an important purpose of this Agreement is to align the interests of the Participant with those of the Company’s stockholders and to ensure that the Participant does not engage in activity detrimental to the interests of the Company’s stockholders if the Participant is going to be allowed the opportunity to participate in the financial rewards that result from the RSUs and their relationship to the value of equity participation in the Company. In addition, the Participant acknowledges that an ancillary purpose consistent with protecting the interests of the stockholders arises with respect to the Participant because during the period of the Participant’s employment with the Company or any Subsidiary or Affiliate, the Participant shall have access to the Company’s Confidential Information (as defined below) and will meet and develop such relationships and goodwill. The Participant accordingly agrees to comply with the provisions of this Section 11 as a condition of receipt and retention of the RSUs provided for in this Agreement and their beneficial value. The Participant acknowledges and agrees not to contest or dispute the Company’s position that the prohibition of unfair competition provided for in this Section 11 is inextricably connected to and part of the Company’s governance of its internal affairs and relates directly to the interests of the Company’s stockholders. Nothing contained in this Section 11 shall limit any common law or statutory obligation that the Participant may have to the Company or any Subsidiary or Affiliate. For purposes of this Section 11, the “Company” refers to the Company and any incorporated or unincorporated affiliates of the Company, including any entity which becomes the Participant’s employer as a result of any reorganization or restructuring of the Company for any reason. The Company shall be entitled, in connection with its tax planning or other reasons, to terminate the Participant’s employment (which termination shall not be considered a termination for any purposes of this Agreement, any employment agreement, or otherwise) in connection with an invitation from another affiliate of the Company to accept employment with such affiliate in which case the terms and conditions hereof shall apply to the Participant’s employment relationship with such entity mutatis mutandis.

For purposes of this Section 11, “Competing Business” means a business (which shall include any sole proprietorship, partnership, limited partnership, limited liability
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partnership, limited liability company, corporation or other for-profit or not-for-profit business organization) (A) engaged in the business of owning, operating, or managing senior living facilities within the United States or (B) engaged in any other business that constitutes twenty percent (20%) or more of the Company’s annualized consolidated revenues or contributes twenty percent (20%) or more of the Company’s consolidated annualized net operating income at any time during the Participant’s employment. Notwithstanding the foregoing, this Section 11 shall not prohibit the Participant from (i) being a passive owner of not more than 2% of the outstanding stock of any class of a company that is publicly traded so long as the Participant does not have any active participation in the business of such company, (ii) passively investing in private investment funds whose principal investment strategy is not directed toward investing in entities that engage in or operate in a Competing Business; or (iii) commencing employment with or providing services to either (A) a private equity or financial sponsor that owns, invests in, or operates a business that engages in a Competing Business so long as the Participant does not perform services for the entity or business that is engaged in a Competing Business or (B) a subsidiary, division, or unit of any entity that has a diversified business so long as Executive does not perform services for or in respect of the business that engages in the Competing Business so long as the Participant does not perform services for or in respect of the business that engages in the Competing Business, in each case provided that the Participant’s confidentiality obligations shall continue to bind the Participant prior to and during any term of such employment or provision of services and, provided further for purposes of this clause (iii), that any such private equity or financial sponsor or diversified business does not receive at least twenty percent (20%) of its revenues from owning, investing in or operating a business that engages in a Competing Business.

(a)    Avoidance of Competition and Other Detrimental Acts During Engagement. While employed or otherwise engaged as an individual to provide services to the Company (as an employee, consultant, or otherwise), the Participant will comply with each of the restrictions and obligations below.
(1)    While employed with the Company, the Participant will comply at all times with the Participant’s duty of loyalty to the Company as an employee or agent of the Company placed in a position of special trust and confidence. This duty shall be understood to include, but not be limited to,

(i)     an obligation not to engage or participate in the business of a Competing Business, or become employed with a Competing Business as an employee, owner, member, partner, consultant, director, or otherwise, without the express written consent of the Company,

(ii)     an obligation not to interfere with or otherwise knowingly cause harm to the Company’s ongoing or prospective business relationship with a Company employee, consultant, or individual providing services as an independent contractor, or a supplier, distributor, vendor, customer, or other person or entity that does business with the Company or that the Company has a reasonable expectation of doing business with, and

(iii)     an obligation to inform the Company of business opportunities that fall within the Company’s line of business and not pursue them for personal gain separate from the Company without the Company’s express written consent in advance, or otherwise participate in any conduct or relationship that creates a conflict of interest in violation of Company policies.

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(2)    The Participant will not knowingly participate in or pursue activities that harm the value of the Company’s intellectual property and will honor all agreements with the Company concerning the ownership and protection of proprietary works and intellectual property.
(b)    Avoidance of Competition and Other Detrimental Acts After Engagement.
(1)    Noncompete. The Participant agrees that during the period of the Participant’s employment with the Company or any Subsidiary or Affiliate and for the one (1) year period immediately following the termination of such employment for any reason or for no reason (the “Non-Compete Restricted Period”), the Participant shall not directly or by assisting or directing others, either as a principal, agent, employee, employer, consultant, partner, shareholder of a closely held corporation or shareholder in excess of five percent of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business that is a Competing Business (as defined herein).
(2)    Solicitation of Employees, Clients, Referral Sources, Vendors, Etc. The Participant agrees that during the period of the Participant’s employment with the Company or any Subsidiary or Affiliate, and for the two (2) year period immediately following the date of termination of such employment for any reason (the “Non-Solicit Restricted Period”), the Participant shall not, directly or by assisting or directing others, jointly or individually, on the Participant’s own behalf or on behalf of or in assistance to any individual, person or entity:
(i)    (x) solicit, or attempt to solicit, any Covered Employee (as defined below) for employment or service with any entity other than the Company or any Subsidiary or Affiliate; or (y) recruit or facilitate the hire, or attempt to recruit or facilitate the hire, of any Covered Employee or otherwise induce or encourage any Covered Employee to terminate or sever his, her, or its employment or other relationship with the Company or any Subsidiary or Affiliate or any of their successors or assigns; or
(ii)    (x) solicit business from any Covered Person (as defined below) in connection with, on behalf of or for the benefit of a Competing Business; or (y) otherwise induce or encourage any Covered Person to terminate, change, or reduce his, her, or its relationship with the Company or any Subsidiary or Affiliate or any of their successors or assigns for any reason.
Notwithstanding the foregoing, a general advertisement or solicitation for employment that is not targeted and that does not have the effect of being targeted to any current or former Covered Employee or Covered Person shall not, by itself, be deemed to be a violation of the restrictions on solicitation contained in this Section 11(b)(2). For purposes of this Section 11(b)(2), “Covered Employee” shall mean any officer, director, employee, or agent who is employed by the Company or any Subsidiary or Affiliate or any of their successors or assigns or was so employed or engaged at any time during the twelve (12) months prior to the Participant’s termination of employment; provided, however, that any such individual who has ceased to be employed by or engaged with the Company or any Subsidiary or Affiliate for a period of at least six (6) months shall no longer be deemed a Covered Employee. “Covered Person” shall mean any customers, residents, patients, referral sources, clients, vendors, suppliers, investors, equity or financing sources, or consultants of the Company or any Subsidiary or Affiliate or any of their successors or assigns. The restrictions contained in Section 11(b)(2) are understood to be reasonably limited by geography to those locations, and counties, where the Covered Employee and Covered Person are present and available for solicitation. However, to the extent additional geographic limitations are required to make the restrictions enforceable, they shall be deemed limited to the Territory.

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“Territory” means: (i) those states and counties in which the Company is engaged in business (or actively planning to engage in business in the near term) (including state and state-equivalents and county and county-equivalents therein) at the time the Participant’s employment ends and/or about which the Participant was provided access to Confidential Information during the Look Back Period (as defined below); and, (ii) the state and county where the Participant resides.

“Look Back Period” means the last two years of the Participant’s employment or such shorter period of time as the Participant was actually employed or engaged to provide personal services to the Company or its subsidiaries.

(c)    Disparaging Comments. The Company and the Participant agree that during the period of the Participant’s employment with the Company or any Subsidiary or Affiliate, and any time thereafter, the Participant shall not make any disparaging or defamatory comments regarding the Company or any Subsidiary or Affiliate or any of their successors or assigns, and the Company and its Affiliates shall not make or issue any public statements which are disparaging or defamatory regarding the Participant, and after termination of such employment neither party shall make any comments concerning any aspect of the termination of their relationship. The obligations of the Company and the Participant under this Section 11(c) shall not apply to Protected Content (as defined below).
    (d)    Confidentiality. All books of account, records, systems, correspondence, documents, memoranda, manuals, email, electronic or magnetic recordings or data and any and all other data, or compilations of such data or information, in whatever form and any copies thereof, concerning or containing any reference to the works and business of the Company or any Subsidiary or Affiliate shall belong to the Company and shall be given up to the Company whenever the Company requires the Participant to do so, other than documents pertaining to the Participant’s individual compensation (such as pay stubs and benefit plan booklets). The Participant agrees that the Participant shall not at any time during the term of the Participant’s employment with the Company or any Subsidiary or Affiliate, or at any time thereafter, without the Company’s prior written consent, disclose to any individual, person or entity any Confidential Information, nor will the Participant use, store, transmit, upload, copy, or download any Confidential Information, except as necessary in the performance of their job duties for the Company.
“Confidential Information” means any item or compilation of information or data, in whatever form (tangible or intangible), related to the Company’s business that the Participant acquires or gains access to in the course of their employment with the Company that the Company has not authorized public disclosure of, and that is not readily available to the public or persons outside the Company through proper means. By way of example and not limitation, Confidential Information is understood to include: (1) any financing strategies and practices, pricing strategies, structures and methods, underlying pricing-related variables such as costs, volume discounting options, and profit margins; training and operational procedures, advertising, marketing, and sales information or methodologies or financial information, business forecasts and expansion plans; (2) information relating to the Company’s or any Subsidiary’s or Affiliate’s or any of their customers’, referral sources’ or clients’ practices, businesses, procedures, systems, plans or policies, client lists, or prospective client lists; (3) information relating to residents or patients and their contract terms; and (4) associate/personnel data, including contact information. Confidential Information shall be understood to include any and all Company trade secrets (as defined under applicable state or federal law), but an item need not be a trade secret to qualify as Confidential Information. An item of Confidential Information will ordinarily constitute a trade secret under state or federal law if (a) it derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) it is the subject
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of efforts that are reasonable under the circumstances (or under federal law, using reasonable measures) to maintain its secrecy. Something is not acquired through proper means if acquired through theft, bribery, misrepresentation, breach or inducement of a breach of a duty to maintain secrecy by contract or otherwise, or espionage through electronic or other means. For purpose of clarity, it shall still be a violation of this Agreement for a non-management employee to wrongfully compete by sharing Confidential Information, which was obtained through the course of employment with the Company, with a competitor about other employees’ compensation and benefits for purposes of assisting such competitor in soliciting Company employees.
The Participant hereby confirms that all Confidential Information constitutes the Company’s exclusive property, and that all of the restrictions on the Participant’s activities contained in this Agreement and such other nondisclosure policies of the Company are required for the Company’s reasonable protection. Confidential Information shall not include any information that has otherwise been disclosed to the public not in violation of this Agreement. This confidentiality provision shall survive the termination of this Agreement and shall not be limited by any other confidentiality agreements entered into with the Company or any Subsidiary or Affiliate. Notwithstanding the foregoing, nothing in this Agreement (or any other Company policy or contract to which the Participant is or was subject) shall be construed to prohibit the Participant from communicating with any federal, state or local governmental agency or commission with oversight of the Company without notice to the Company, as provided for, protected under or warranted by applicable law. Further, the restrictions provided for in this Section 11(d) shall not be construed to prohibit the use of general knowledge and experience customarily relied upon in the Participant’s trade or profession that is not specific to the particular business matters of the Company (such as its business transactions, customers, residents, clients, or employees).

With respect to any Confidential Information that constitutes a “trade secret” pursuant to applicable law, the restrictions described above shall remain in force for so long as the particular information remains a trade secret or for the two (2) year period immediately following termination of the Participant’s employment for any reason, whichever is longer. With respect to any Confidential Information that does not constitute a “trade secret” pursuant to applicable law, the restrictions described above shall remain in force during the Participant’s employment and for the two (2) year period immediately following termination of such employment for any reason. Nothing in the foregoing shall be construed to permit the Participant to recreate records of Confidential Information from memory or retain copies of Confidential Information in any form after their employment or engagement with the Company ends. The Participant understands that they should have no records of this kind in their possession or control with which to refresh their memory after the Participant’s employment with the Company or any Subsidiary or Affiliate ends.

Notwithstanding anything to herein to the contrary, the Participant shall be permitted to use and disclose Confidential Information (solely as it relates to his compensation, benefits, and equity ownership) to (A) the Participant’s immediate family members, (B) the Participant’s attorneys, financial advisors, accountants and other professional advisors who are bound by obligations of confidentiality, or (C) any other person to which such use or disclosure is necessary (w) to effect compliance with applicable law, (x) to pursue the Participant’s rights or claims under this Agreement, or (z) to pursue the Participant’s rights or claims to indemnification or under directors’ and officers’ liability insurance policies.

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The Participant agrees that the Participant shall promptly disclose to the Company in writing all information and inventions generated, conceived or first reduced to practice by the Participant alone or in conjunction with others, during or after working hours, while in the employ of the Company or any Subsidiary or Affiliate (all of which is collectively referred to in this Agreement as “Proprietary Information”); provided, however, that such Proprietary Information shall not include (a) any information that has otherwise been disclosed to the public not in violation of this Agreement and (b) general business knowledge and work skills of the Participant, even if developed or improved by the Participant while in the employ of the Company or any Subsidiary of Affiliate. All such Proprietary Information shall be the exclusive property of the Company and is hereby assigned by the Participant to the Company. The Participant’s obligation relative to the disclosure to the Company of such Proprietary Information anticipated in this Section 11(d) shall continue beyond the Participant’s termination of employment and the Participant shall, at the Company’s expense, give the Company all assistance it reasonably requires to perfect, protect and use its right to the Proprietary Information.

DTSA Notice: The Defend Trade Secrets Act of 2016 (DTSA) provides that no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public. It also provides that an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret except as permitted by court order.
(e)    Enforcement.

(1)    The Participant acknowledges that compliance with all provisions, covenants and agreements set forth in this Agreement, and the duration, terms and geographical area thereof, are reasonable and necessary to protect the legitimate business interests of the Company and its Subsidiaries and Affiliates.

(2)    The Participant acknowledges that a breach of the Participant’s obligations under this Section 11 may result in irreparable and continuing damage to the Company and/or its Subsidiaries and Affiliates for which there is no adequate remedy at law.

(3)    The Participant acknowledges that the Participant’s education, experience and/or abilities are such that the enforcement of the restrictive covenants in this Agreement will not prevent the Participant from earning a living and will not cause any undue hardship upon the Participant. Further, the Participant acknowledges that the equity they receive under this Agreement is mutually agreed upon consideration that is adequate and sufficient to make the covenants in Section 11 immediately binding and enforceable against them.

(4)    In the event of the violation by the Participant of any of the covenants contained in Section 11 the terms of each such covenant so violated shall be automatically
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extended from the date on which the Participant permanently ceases such violation for a period equal to the period in which the Participant was in breach of the covenant or for a period of twelve (12) months from the date of the entry by a court of competent jurisdiction of an order or judgment enforcing such covenant(s), whichever period is later; provided, however, this extension of time shall be capped, except as to violations of Section 11(d), so that the extension of time does not exceed two years from the date the Participant’s employment ended, and if this extension would make the restriction unenforceable under applicable law it will not be applied.

(5)    Each of the restrictive covenants contained in this Agreement is independent of any other contractual obligations of this Agreement or otherwise owed by the Participant to the Company and/or its Subsidiaries and Affiliates. Further, should the Participant be subject to an agreement with the Company containing confidentiality, non-solicitation, and/or noncompetition provisions, the restrictive covenants in this Agreement shall supplement (rather than supersede) the covenants in such other agreements (“Other Covenants”), and the Other Covenants shall remain in full force and effect. In addition, the Other Covenants in the Employment Agreement shall control over the covenants in this Agreement, and the restrictive covenants in this Agreement shall be construed to match the Other Covenants in the Employment Agreement. The existence of any claim or cause of action by the Participant against the Company and/or its Subsidiaries or Affiliates, whether based on this Agreement or otherwise, shall not create a defense to the enforcement by the Company and/or its Subsidiaries and Affiliates of any restrictive covenant contained in this Agreement.
(6)    Unless otherwise stated in Section 11(h), the Participant received a copy of this Agreement at least fourteen (14) days in advance of the date the Participant was expected to sign it. The Participant understands that the Company has advised them to use this time to consult with an attorney regarding this Agreement and that the Participant has a right to do so.
(7)    Protected Conduct. Nothing in this Agreement prohibits the Participant from: (i) opposing an event or conduct that the Participant reasonably believes is a violation of law, including criminal conduct, discrimination, harassment, retaliation, a safety or health violation, or other unlawful employment practices (whether in the workplace or at a work-related event); or (ii) disclosing sexual assault or sexual harassment (in the workplace, at work-related events, between employees, or between an employer and an employee or otherwise); or (iii) reporting such an event or conduct to the Participant’s attorney, law enforcement, or the relevant law-enforcement agency (such as the Securities and Exchange Commission, Department of Labor, Occupational Safety and Health Administration, Equal Employment Opportunity Commission, or any equivalent state or local government agencies), or (iv) making any truthful statements or disclosures required by law or otherwise cooperating in an investigation conducted by any government agency (collectively referred to as “Protected Conduct”). Further, nothing requires notice to or approval from the Company before engaging in such Protected Conduct.
    (f)    Remedies.

(1)    It is intended that, in view of the nature of the Company’s and its Subsidiaries’ and Affiliates’ business, the restrictions contained in this Agreement are considered reasonable and necessary to protect the Company’s and its Subsidiaries’ and Affiliates’ legitimate business interests and that any violation of these restrictions would result in irreparable injury to the Company and/or its Subsidiaries and Affiliates. In the event of a breach (a “Covenant Breach”) or threatened breach by the Participant of any provision contained herein, the Company and its Subsidiaries and Affiliates may seek a temporary restraining order and injunctive relief without the posting of a bond. Nothing contained herein shall be construed as
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prohibiting the Company or its Subsidiaries or Affiliates from pursuing any other legal or equitable remedies available to it or them for any breach or threatened breach of these provisions, including, without limitation, recoupment and other remedies specified in the Agreement. In the event of a dispute regarding, arising out of, or in connection with the breach, enforcement or interpretation of this Agreement, including, without limitation, any action seeking injunctive relief, the prevailing party (as determined in a final, non-appealable order by a court of competent jurisdiction) may recover its reasonable attorneys’ fees, costs, and expenses from the other party, to the fullest extent permitted by law.

(2)    In the event of a Covenant Breach, the Company shall have the authority to (i) cancel all outstanding RSUs, whether vested or unvested; (ii) cancel all shares of Stock beneficially owned by the Participant that were issued in settlement of RSUs within 12 months on or prior, or at any time after, the date of the Participant’s termination of employment (“Cancellable Shares”); and (iii) recoup from the Participant any proceeds from the Participant’s sale, transfer or other disposition of Cancellable Shares; provided, however, that in the case of a Covenant Breach with respect to Section 11(b)(1) of this Addendum, the Company may not exercise such remedy unless the Participant shall not have fully corrected such circumstances giving rise to the Covenant Breach under Section 11(b)(1) within thirty (30) days following written notification from the Company. The Company is hereby authorized by the Participant, as the Participant’s attorney-in-fact, to execute all documents and undertake any required action on behalf of the Participant to transfer any Cancellable Shares back to the Company, after which the Participant shall not have any right, title, or interest of any kind to the Cancellable Shares. The Participant acknowledges and agrees that the Company has no obligation of any kind to the Participant with respect to the cancellation of RSUs or the Cancellable Shares, or the recoupment of proceeds from the disposition of Cancellable Shares, pursuant to this Section, including, but not limited to, reimbursement for any taxes previously paid by the Participant with respect to Cancellable Shares. This remedy shall be in addition to all other remedies, including those set forth in this Agreement and any other agreements between the parties. If the Participant resides in California, for so long as the Participant resides in California, this subsection (f)(2) shall not apply.
(g)    Company Intellectual Property. The Participant recognizes that all Works conceived, created, or reduced to practice by the Participant, alone or jointly with others, during the Participant’s employment related to the business of owning, operating, or managing senior living facilities or providing private duty healthcare or other services to patients or customers shall to the fullest extent permissible by law be considered the Company’s sole and exclusive property and “works made for hire” as defined in the U.S. Copyright Laws for purposes of United States law and the law of any other country adhering to the “works made for hire” or similar notion or doctrine, and will be considered the Company’s property from the moment of creation or conception forward for all purposes without the need for any further action or agreement by the Participant or the Company. If any such Works or portions thereof shall not be legally qualified as a works made for hire in the United States or elsewhere, or shall subsequently be held to not be a work made for hire or not the exclusive property of the Company, the Participant hereby assigns to the Company all of the Participant’s rights, title and interest, past, present, and future, to such Works. The Participant will not engage in any unauthorized publication or use of such Company Works, nor will the Participant use same to compete with or otherwise cause damage to the business interests of the Company. “Works” mean original works of authorship, including, but not limited to: literary works (including all written material), mask works, computer programs, formulas, tests, notes, data compilations, databases, artistic and graphic works (including designs, graphs, drawings, blueprints, and other works), recordings, models, photographs, slides, motion pictures, and audio visual works; whether copyrightable or not, and regardless of the form or manner in which documented or recorded.
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(h)    State-Specific Modifications.
(1)     Alabama Addendum. If a court of competent jurisdiction deems that Alabama law applies, then: (i) the definition of “Non-Solicit Restricted Period” shall be modified to include the period of the Participant’s employment with the Company or any Subsidiary or Affiliate, and the eighteen (18) month period immediately following the date of termination of such employment for any reason; and (ii) the definition of “Covered Employee” shall be modified to be further limited to those employees who are uniquely essential to the management, organization, or service of the business (such as an employee involved in management or significant customer sales or servicing).
(2)     California Addendum. Notwithstanding anything in the Agreement or the Addendum to the contrary, while the Participant resides or is primarily assigned to work in California during their employment by the Company or its Subsidiaries or Affiliates, then for so long as the Participant resides or is primarily assigned to work in California:
The Governing Law clause in Section 12 shall not be applied to deprive the Participant of the protections or benefits of California law, and nothing in this Agreement shall require the Participant to litigate a claim relating to this Section 11 outside of California. Sections 11(b)(1) and (2) shall not apply after the Participant’s employment with the Company (or its Subsidiary or Affiliate) ends. However, any conduct relating to the solicitation of the Company’s residents, patients, referral sources, clients, vendors, suppliers, investors, equity or financing sources, consultants, or employees that involves the misappropriation of the Company’s trade secret information, such as its protected customer information, will remain prohibited conduct at all times, and nothing in this Agreement shall be construed to limit or eliminate any rights or remedies the Company would have against the Participant under trade secret law, unfair competition law, or other laws applicable in California absent this Agreement. In addition to the other forms of Protected Conduct, nothing in the Agreement shall be construed to prohibit the Participant from disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Participant has reason to believe is unlawful.
(3)    Colorado Addendum. Notwithstanding anything in the Agreement or the Addendum to the contrary, while the Participant resides or is primarily assigned to work in Colorado during their employment by the Company or its Subsidiaries or Affiliates, then for so long as the Participant resides or is primarily assigned to work in Colorado:

The Governing Law clause in Section 12 shall not be applied to deprive the Participant of the protections or benefits of Colorado law, and nothing in this Agreement shall require the Participant to litigate a claim relating to this Section 11 outside of Colorado. The non-competition covenant in Section 11(b)(1) and the Covered Person non-solicitation in Section 11(b)(2)(ii) will not be enforceable against the Participant unless the Participant’s earnings from the Company, when annualized, exceed the equivalent of $127,091 per year or the earnings threshold in effect as adjusted annually by the Colorado Division of Labor Standards and Statistics in the Department of Labor and Employment. The definition of “Covered Person” shall be modified to cover only those customers, residents, patients, referral sources, clients, vendors, suppliers, investors, equity or financing sources, or consultants with respect to which the Participant would have been provided trade secret information during the last two years of the Participant’s employment with the Company. The Participant stipulates that the non-competition and covered person non-solicitation obligations in Sections 11(a), 11(b)(1), and 11(b)(2)(ii) are reasonable and necessary for the protection of trade secrets within the meaning § 8-2-113(2)(b) (the “Colorado Noncompete Act”). The Participant acknowledges that they received notice of the covenant not to compete and its terms before the Participant
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accepted an offer of employment, or, if a current employee at the time the Participant enters into this Agreement, at least fourteen (14) days before the earlier of the effective date of the Agreement or the effective date of any additional compensation or change in the terms or conditions of employment that provides consideration for the covenant not to compete. If a current employee at the time the Participant receives this Agreement, under no circumstances will the obligations in Section 11(b) become effective until fourteen (14) days have passed since the Participant received this Agreement. The Confidential Information restrictions in this Agreement do not prohibit disclosure of information that arises from the worker’s general training, knowledge, skill, or experience, whether gained on the job or otherwise, information that is readily ascertainable to the public, or information that a worker otherwise has a right to disclose as legally protected conduct. Nothing in this Agreement or Company policy limits or prevents a worker from disclosing information about workplace health and safety practices or hazards. Further, in addition to the other forms of Protected Conduct, nothing in the Agreement shall be construed to prohibit the Participant from disclosing or discussing (either orally or in writing) information about unlawful acts in the workplace, such as any alleged discriminatory or unfair employment practice.
(4)    Georgia Addendum. If a court of competent jurisdiction deems that Georgia law applies, then: (a) the definition of “Confidential Information” will be understood to exclude information voluntarily disclosed to the public by the Company (excluding unauthorized disclosures by the Participant or others), information that is the result of independent development by others, and information that is otherwise available in the public domain through lawful means. Nothing in this Agreement, including the definition of Confidential Information, limits or alters the definition of what constitutes a trade secret under any federal or state law designed to protect trade secrets; and (b) nothing in the covered person non-solicitation obligations in Section 11(b)(2)(ii) shall restrict the Participant from accepting business from a Covered Person so long as the Participant did not solicit, assist in soliciting, facilitate the solicitation of, provide, or offer to provide services to the Covered Person (regardless of who first initiated contact) or use Confidential Information to encourage or induce the Covered Person to withdraw, curtail, or cancel its business with the Company or in any other manner modify or fail to enter into any actual or potential business relationship with the Company.
(5)    Idaho Addendum. If a court of competent jurisdiction deems that Idaho law applies, then the definition of “Non-Compete Restricted Period” shall be modified to include the twelve (12) month period immediately following the date of termination of the Participant’s employment with the Company (or any Subsidiary or Affiliate) for any reason.
(6)    Illinois Addendum. If a court of competent jurisdiction deems that Illinois law applies, then: (i) the Participant acknowledges that the equity they receive under this Agreement is mutually agreed upon consideration that is adequate and sufficient to make the covenants in Section 11 immediately binding and enforceable against them; (ii) the non-competition restrictions in Section 11(b)(1) shall not apply if the Participant earns equal to or less than $75,000 annually (“Non-Competition Earnings Threshold”) (with the Non-Competition Earnings Threshold increasing by $5,000 every five years from January 1, 2027 through January 1, 2037); (iii) the Covered Person non-solicit obligations and employee non-solicit obligations in Section 11(b)(2) shall not apply if the Participant earns equal or less than $45,000 annually (“Non-Solicit Earnings Threshold”) (with the Non-Solicit Earnings Threshold increasing by $2,500 every five years from January 1, 2027 through January 1, 2037). The Participant further agrees that if, at the time the Participant signs the Agreement, the Participant’s earnings do not meet the Non-Competition Earnings Threshold and/or the Non-Solicit Earnings Threshold, then the non-competition provision contained in Section 11(b)(1), will automatically become enforceable against the Participant if and when the Participant begins earning an amount equal to or greater than the Non-Competition Earnings Threshold, and the Covered Person non-solicit obligations and employee non-solicit obligations in Section 11(b)(2) will automatically become
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enforceable against the Participant if and when the Participant begins earning an amount equal to or greater than the Non-Solicit Earnings Threshold; and (iv) the last sentence of Section 11(f)(1) relating to attorneys’ fees shall be replaced with the following language: “In the event that any action is filed to enforce the terms and conditions of Section 11 of this Agreement, the prevailing party in the action will recover from the non-prevailing party, in addition to any other sum that either party may be called upon to pay, a reasonable sum for the prevailing party’s attorney’s fees and costs.”
(7)    Indiana Addendum. If a court of competent jurisdiction deems that Indiana law applies, then: the definition of “Covered Employee” shall be modified to be further limited to employees who have access to or possess any Confidential Information that would give a competitor an unfair advantage.
(8)    Louisiana Addendum. If a court of competent jurisdiction deems that Louisiana law applies, then: (a) the meaning of the Participant’s “Territory” shall be understood to include the parishes (and equivalents) in the following list so long as the Company continues to carry on business therein: Acadia, Allen, Avoyelles, Beauregard, Bienville, Bossier, Caddo, Calcasieu, Cameron, Catahoula, Desoto, Evangeline, Grant, Iberia, Jefferson Davis, Jefferson, Lafayette, LaSalle, Natchitoches, Orleans, Rapides, Red River, St. Charles, St. John the Baptist, St. Landry, St. Martin, St. Tammany, Tangipahoa, Vermillion, Vernon, Washington, Webster; and (b) the Participant’s Covered Person non-solicit obligations (as well as their non-compete obligations) shall be limited to the parishes and counties (or their equivalents) from the foregoing list that fall within the Participant’s Territory. The Participant agrees that the foregoing provides the Participant with adequate notice of the geographic scope of the restrictions contained in the Agreement by name of specific parish or parishes (and equivalents), municipality or municipalities, and/or parts thereof.
(9)    Maine Addendum. If a court of competent jurisdiction deems that Maine law applies, then: (i) the Participant acknowledges that if the Participant is being initially hired by the Company (or its Subsidiary or Affiliate) that the Participant was notified a noncompete agreement would be required prior to their receiving a formal offer of employment from the Company (or its Subsidiary or Affiliate) and the Participant received a copy of the Agreement at least three business days before they were required to sign the Agreement; (ii) Section 11(b)(1) will not take effect (to restrict the Participant post-employment) until one year of employment or a period of six months from the date the agreement is signed, whichever is later; and (iii) Section 11(b)(1) shall not apply if the Participant earns at or below 400% of the federal poverty level.
(10)    Massachusetts Addendum. If a court of competent jurisdiction deems that Massachusetts law applies, then: (i) the Participant acknowledges that the opportunity to receive equity under this Agreement is mutually agreed upon consideration that is adequate and sufficient to make the covenants in Section 11(b)(1) to be immediately binding and enforceable against them; (ii) the definition of “Non-Compete Restricted Period” shall be modified to include the twelve (12) month period immediately following the date of termination of the Participant’s employment with the Company (or any Subsidiary or Affiliate); however, if the Participant breaches their fiduciary duty to the Company (or any Subsidiary or Affiliate) and/or has unlawfully taken, physically or electronically, any Company records, then the Non-Compete Restricted Period shall be extended to a period of two (2) years from the cessation of employment with the Company or any Subsidiary or Affiliate; (iii) the non-compete in Section 11(b)(1) shall only apply post-employment if the Participant’s employment ends voluntarily or involuntarily for cause. The Participant understands that for the limited purposes of the application of the non-competition restriction in Section 11(b)(1) of the Agreement, “cause” to terminate the Participant’s employment exists if the Participant has: (A) materially breached any obligations under any applicable employment, confidentiality, nonsolicitation, invention assignment, or noncompetition agreement with the Company; (B) been convicted of or entered a plea of guilty or nolo contendere to, or admission to facts sufficient for a finding of guilt for, any
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crime constituting a felony or any misdemeanor involving fraud, dishonesty and/or moral turpitude; (C) neglected, refused, or failed to discharge their duties (other than due to physical or mental illness) commensurate with their title and function, or their failure to comply with a lawful direction of the Company; (D) breached their duty of loyalty or fiduciary duty to the Company; (E) violated the Company’s policy or policies; (F) engaged in unlawful discrimination or harassment; (G) engaged in any other willful misconduct which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company; and/or (H) engaged in any other act that is accepted as cause for termination under the common law of the Commonwealth of Massachusetts. Nothing in this herein shall be construed to eliminate or modify the “at-will” nature of the parties’ relationship; (iv) the Participant acknowledges that they have been advised of their right to consult with an attorney about this Agreement and has been given an opportunity to do so; (v) the Participant acknowledges that if they are being initially hired by the Company that they received a copy of this Agreement with their first formal offer of employment from the Company or at least ten (10) business days before commencement of the Participant’s employment by the Company, whichever came first; and if the Participant was already employed by the Company at the time of signing this Agreement, that the Participant was provided a copy hereof at least ten (10) business days before the effective date of this Agreement. If a current employee at the time the Participant receives this Agreement, under no circumstances will the obligations in Section 11(b) become effective until ten (10) business days have passed since the Participant received this Agreement; (vi) the tolling language in Section 11(e)(4) shall only apply to any breach of Section 11(b)(2) (i.e., the tolling language shall not apply to Section 11(b)(1)); and (vii) any dispute relating to or arising out of Section 11 shall be exclusively finally resolved by a state or federal court located in the county where the Participant resides or the business litigation session of the superior court in Suffolk County, Massachusetts and the parties to this Agreement hereby consent to personal jurisdiction therein.
(11)    Minnesota Addendum. Notwithstanding anything in the Agreement or the Addendum to the contrary, while the Participant resides or is primarily assigned to work in Minnesota during their employment by the Company or its Subsidiaries or Affiliates, then for so long as the Participant resides or is primarily assigned to work in Minnesota: The Governing Law clause in Section 12 shall not be applied to deprive the Participant of the protections or benefits of Minnesota law, and nothing in this Agreement shall require the Participant to litigate a claim relating to Section 11 outside of Minnesota. In addition, the non-compete in Section 11(b)(1) shall not apply after the Participant’s employment with the Company (or its Subsidiary or Affiliate) ends.

(12)    Missouri Addendum. If a court of competent jurisdiction deems that Missouri law applies, then: the definition of “Covered Employee” will be modified to exclude from its definition any employee who provides only secretarial or clerical services.
(13)    Nebraska Addendum. If a court of competent jurisdiction deems that Nebraska law applies, then: (a) the definition of “Covered Person” shall be further limited to those Covered Persons with which the Participant, alone or in combination with others, handled, serviced, or solicited at any time during the Look Back Period; and (b) the non-compete in Section 11(b)(1) shall not apply after the Participant’s employment with the Company (or its Subsidiary or Affiliate) ends.
(14)    Nevada Addendum. If a court of competent jurisdiction deems that Nevada law applies, then: (i) the Participant acknowledges that the equity they receive under this Agreement is mutually agreed upon consideration that is valuable and sufficient to make the covenants in Section 11(b)(1) to be immediately binding and enforceable against them; (ii) the non-competition in Section 11(b)(1) and the Covered Person non-solicit obligations in Section
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11(b)(2)(ii) do not preclude the Participant from providing services to any former customer, resident, patient, referral source, client, vendor, supplier, investor, equity or financing source, or consultant of the Company if: (A) the Participant did not solicit the former customer, resident, patient, referral source, client, vendor, supplier, investor, equity or financing source, or consultant; (B) the customer, resident, patient, referral source, client, vendor, supplier, investor, equity or financing source, or consultant voluntarily chose to leave and seek services from the Participant; and (C) the Participant is otherwise complying with the limitations in Section 11 of this Agreement as to time, geographical area, and scope of activity to be restrained; and (iii) if the Participant’s employment with the Company (or its Subsidiary or Affiliate) is terminated as a result of a reduction in force, reorganization, or similar restructuring of the Company (or its Subsidiary or Affiliate), the noncompetition covenant in Section 11(b)(1) will only be enforceable during the period in which the Company is paying the Participant’s salary, benefits, or equivalent compensation, including without limitation, severance pay, if it elects to make such a payment.
(15)    New Hampshire Addendum. If a court of competent jurisdiction deems that New Hampshire law applies, then the Participant acknowledges that the Participant was given a copy of this Agreement prior to a change in job classification or acceptance of an offer of employment.
(16)    New York Addendum. If a court of competent jurisdiction deems that New York law applies, then: “Covered Person” shall be modified to exclude from its definition any customers, residents, patients, referral sources, clients, vendors, suppliers, investors, equity or financing sources, or consultants of the Company or any Subsidiary or Affiliate which entered into a business relationship with the Company (or its Subsidiary or Affiliate) as a result of the Participant’s independent contact and business development efforts with the customer prior to and independent from the Participant’s employment with the Company (or its Subsidiary or Affiliate). However, the Participant agrees that after a period of two years from the start of their employment with the Company (or its Subsidiary or Affiliate), the Company (or its Subsidiary or Affiliate) will have invested sufficient time, financial support and effort in developing and serving any such customers, residents, patients, referral sources, clients, vendors, suppliers, investors, equity or financing sources, or consultants, to support the application of the covered person non-solicit obligations. Accordingly, two years following the start of the Participant’s employment with the Company (or its Subsidiary or Affiliate), this modification shall not apply.
(17)    North Carolina Addendum. If a court of competent jurisdiction deems that North Carolina law applies, then: the Look Back Period shall be calculated looking back one year from the date the employment ends or two years from the date of enforcement and not from the date employment ends, whichever provides the Company the greatest protection and is enforceable under applicable law.
(18)    Oklahoma Addendum. If a court of competent jurisdiction deems that Oklahoma law applies, then: (i) the non-competition restrictions in Section 11(b)(1) shall not apply after the Participant’s employment with the Company (or its Subsidiary or Affiliate) ends; and (ii) the Covered Person non-solicit obligations shall all be amended to provide that notwithstanding anything in it to the contrary, the Participant shall be permitted to engage in the same business as that conducted by the Company or in a similar business as long as the Participant does not directly solicit the sale of goods, services or a combination of goods and services from the established customers, residents or patients of the Company or its Subsidiary or Affiliate.
(19)    Oregon Addendum. If a court of competent jurisdiction deems that Oregon law applies, then: (i) the definition of “Non-Compete Restricted Period” shall be modified to include the twelve (12) month period immediately following the date of termination of the Participant’s employment with the Company or any Subsidiary or Affiliate for any reason;
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and (ii) unless the Company chooses to compensate the Participant as allowed under the Oregon Noncompete Act (Or. Rev. Stat. § 653 et seq.), the restrictions in Section 11(b)(1) shall only apply to the Participant if: (A) they are engaged in administrative, executive or professional work and perform predominantly intellectual, managerial, or creative tasks, exercise discretion and independent judgment and earn a salary and am paid on a salary basis; (B) the Company has a “protectable interest” (meaning, access to trade secrets or competitively sensitive confidential business or professional information that otherwise would not qualify as a trade secret, including product development plans, product launch plans, marketing strategy or sales plans); and (C) the total amount of the Participant’s annual gross salary and commission, calculated on an annual basis, at the time of my termination, exceeds $100,533 (or the earnings threshold in effect based on annual adjustment for inflation pursuant to the Consumer Price Index for All Urban Consumers, West Region (All Items), as published by the Bureau of Labor Statistics of the United States Department of Labor immediately preceding the calendar year of the Participant’s termination). In addition, if the Participant is a new employee, the Participant acknowledges that they were notified in a written offer of employment received two weeks before the commencement of employment that a noncompetition agreement was a condition of employment.
(20)    Utah Addendum. If a court of competent jurisdiction deems that Utah law applies, the definition of “Non-Compete Restricted Period” shall be modified to include the twelve (12) month period immediately following the date of termination of the Participant’s employment with the Company (or any Subsidiary or Affiliate) for any reason.
(21)    Virginia Addendum. If a court of competent jurisdiction deems that Virginia law applies, then: (i) the parties agree that the non-competition and non-solicitation obligations are reasonably limited in nature and do not prohibit employment with a competing business in a non-competitive position; and (ii) if the Participant resides in Virginia and their average weekly earnings calculated as provided for under Code of Virginia § 40.1-28.7:7 (the “Virginia Act”), are less than the average weekly wage of the Commonwealth as determined pursuant to subsection B of § 65.2-500 or the Participant otherwise qualifies as a “low-wage employee” under the Virginia Act then the non-competition obligations in Section 11(b)(1) shall not apply to the Participant and nothing that constitutes a “covenant not to compete” as defined by the Virginia Act shall restrict the Participant from providing a service to a Covered Person if the Participant does not initiate contact with or solicit the Covered Person. The Participant shall not be considered a “low-wage employee” if the Participant’s earnings are derived, in whole or in predominant part, from sales commissions, incentives, or bonuses paid to the employee by the Company (or its Subsidiary or Affiliate).
(22)    Washington Addendum. Notwithstanding anything in the Agreement or the Addendum to the contrary, while the Participant resides or is primarily assigned to work in Washington during their employment by the Company or its Subsidiaries or Affiliates, then for so long as the Participant resides or is primarily assigned to work in Washington:
The Governing Law clause in Section 12 shall not be applied to deprive the Participant of the protections or benefits of the Washington Noncompete Act (Rev. Code of Wash. (RCW) §§ 49.62.005 - 900) (the “Washington Act”) and nothing in this Agreement shall require the Participant to litigate a claim relating to this Section 11 outside of Washington. The definition of the “Non-Solicit Restricted Period” is modified to include a period of eighteen (18) months immediately following the date of the Participant’s termination from the Company (or its Subsidiary or Affiliate). Unless or until the Participant’s earnings from the Company (or its Subsidiary or Affiliate) over the prior year (or the portion thereof for which the Participant was employed), when annualized, exceed the equivalent of $123,395 per year or the then inflation-adjusted equivalent in accordance with the requirements of the Washington Act: (i) Section 11(b)(2) of this Addendum is modified to only prohibit solicitation by the Participant (A) of any Covered
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Employee of the Company to leave employment with the Company, and (B) of any Covered Person to cease or reduce the extent to which it is doing business with the Company; in accordance with the definition of an enforceable “Nonsolicitation Agreement” under the Washington Act; and (ii) the non-competition covenant in Section 11(b)(1) will not be or become enforceable against the Participant. “Covered Person” means a customer (including a resident or patient) of the Company or any Subsidiary or Affiliate or any of their successors or assigns that the Participant had material contact with during the two (2) years prior to the Participant’s termination of employment and that/who is engaged in business with the Company or its Subsidiary or Affiliate at the time of solicitation. Material contact will be presumed present if in the two-year period the Participant (or persons under the Participant’s supervision) had contact with the customer, resident, or patient, or the Participant was provided Confidential Information about the customer, resident, or patient, or the Participant received commissions or other beneficial credit for business conducted with the customer, resident, or patient. “Covered Employee” shall mean any employee who is employed by the Company or any Subsidiary or Affiliate or any of their successors or assigns or was so employed at any time during the twelve (12) months prior to the Participant’s termination of employment and with whom the Participant worked, whom the Participant supervised, or about whom the Participant acquired Confidential Information. Further, in addition to the other forms of Protected Conduct, nothing in the Agreement prohibits disclosure or discussion of conduct the Participant reasonably believes to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy.
(23)    Wisconsin Addendum. If a court of competent jurisdiction deems that Wisconsin law applies, then: (i) the tolling language in Section 11(e)(4) shall not apply; (ii) the definition of “Covered Employee” shall be modified to be further limited to those employees who are either entrusted with Confidential Information or employed in a position essential to the management, organization, or service of the business (such as, but not limited to maintaining the Company’s or its Subsidiary’s or Affiliate’s customer and other key relationships); and (iii) the Participant understands that the obligations in Section 11(b)(2) of the Addendum are limited to the Territory.

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Exhibit C

Executive will be eligible for the following relocation benefits at the Company’s expense:

•Home Sale Assistance. Reimbursement of eligible normal and customary home sale closing costs will be provided after Executive has independently sold the home to an outside buyer. Normal and Customary reimbursable expenses include real estate commission fees not to exceed 6%.

•Home Purchase Assistance. Reasonable and customary buyer closing costs, up to 3% of purchase price, regarding the purchase of Executive’s home in the Nashville, Tennessee area.

•Household Goods Shipment. Reasonable expenses related to a one-time packing, loading, transport, and unload of normal household furnishings and possession by preferred vendor.

•Auto Shipment. Two auto shipment via van line.

•Household Good Storage. Up to 90 days of storage of household goods at either origin or destination.

•House Hunting Trips. Reasonable expenses for up to two trips for Executive and Executive’s family (combined max of six (6) nights), including roundtrip transportation, rental car, lodging and meals.

•Temporary Living. Up to six (6) months in (i) a fully-furnished corporate apartment or house (excluding pet fees), (ii) a hotel, or (iii) a fully-furnished or unfurnished private apartment or house, in each case in the Nashville, Tennessee area.

•Final Move Expenses. One-way transportation from origin to destination, including airfare or mileage (per IRS guidelines) and reasonable lodging and meals.

•Relocation Allowance. A miscellaneous allowance for reimbursements in the amount of $5,000.00 (grossed up) will be processed by the relocation company. Executive can allocate this allowance toward specific relocation services or out-of-pocket expenses not covered in this policy (e.g., car registration, licenses, etc.).

All reimbursable expenses must be incurred by the first anniversary of the CEO Start Date and submitted within sixty days from the date incurred.